Exhibit 10.11
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                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG

                         AMERICAN MEDICAL SYSTEMS, INC.

                             LEIO ACQUISITION CORP.

                                 THERMATRX, INC.

                        THERMATRX INVESTMENT HOLDINGS LLC

                             BSD MEDICAL CORPORATION

                                       AND

                       THERMATRX INVESTMENT HOLDINGS LLC,
                         AS STOCKHOLDERS' REPRESENTATIVE

                            DATED AS OF JUNE 15, 2004



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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June15, 2004, is by and among American Medical Systems, Inc., a Delaware corporation ("Parent"); Leio Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"); TherMatrx, Inc., a Delaware corporation (the "Company"); TherMatrx Investment Holdings LLC, a Delaware limited liability company ("TherMatrx LLC"), and BSD Medical Corporation, a Delaware corporation ("BSD") (each individually, a "Principal Stockholder," and collectively, the "Principal Stockholders"); and TherMatrx Investment Holdings LLC, as the Stockholders' Representative (as defined below) with respect to Article 10.

         WHEREAS, the Board of Directors of each of the Company, Parent and Merger Subsidiary have (i) determined that the Merger (as defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger of Merger Subsidiary with and into the Company, with the Company surviving, and payment of the Merger Consideration in accordance with the terms and conditions of this Agreement.

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Subsidiary hereby agree as follows:

                                   ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

1.1 The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Subsidiary shall be merged with and into the Company, and following the merger, the Company shall continue as the surviving corporation (the "Surviving Corporation"), the separate corporate existence of Merger Subsidiary shall cease and the Surviving Corporation shall continue to be governed by the laws of the State of Delaware (the "Merger"), and the Surviving Corporation will be a wholly-owned subsidiary of Parent.

1.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below) the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of Merger, in the form as required by, and executed and acknowledged in accordance with, the applicable provisions of the DGCL, and substantially in the form attached hereto as Exhibit A (the "Certificate of Merger"). The Merger shall become effective at 3:00 p.m., Central Time, on the date the Certificate of Merger is filed or, if agreed to by the Parent and the Company, such later date or time set forth in the Certificate of Merger (the "Effective Time").

1.3 Closing of the Merger. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Article

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         7 hereof,  the closing of the Merger (the "Closing") will take place on a date (the "Closing Date") to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of the last condition set forth in Articles 5 and 6 to be satisfied or waived (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at 10:00 a.m., local time, at the offices of Oppenheimer, Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402, unless another time, date, place or manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) is agreed to in writing by the parties hereto. In no event shall the Closing occur later than August 15, 2004 (the "Termination Date").

1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Certificate of Incorporation of the Surviving Corporation. The form of Second Amended and Restated Certificate of Incorporation of the Surviving Corporation, as amended, attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended in accordance with Applicable Law.

1.6 Bylaws of the Surviving Corporation. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with Applicable Law, except that the name of the Surviving Corporation shall be TherMatrx, Inc.

1.7 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.

1.8 Initial Merger Consideration. Subject to Section 1.13 (Dissenting Shares), Parent shall pay for all of the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time the consideration set forth in this Section 1.8.

         (a) At Closing, Parent shall pay, by wire transfer in immediately available funds, Forty Million Dollars ($40,000,000) (the "Initial Payment") plus or minus, as the case may be, the Purchase Price Adjustment (as defined in section 1.8(b)) (as so adjusted, the "Estimated Initial Merger Consideration"), which shall be paid by Parent to the Persons and in the amounts as follows: (i) Four Million Dollars ($4,000,000) (the "Escrow Funds") to U.S. Bank

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              National  Association  (the  "Escrow  Agent") to be held in escrow pursuant to the Escrow Agreement to secure any indemnification obligation of the Stockholders under Section 8.2 and to refund to Parent any negative Purchase Price Adjustment due Parent after final determination of the Closing Balance Sheet in accordance with Section 1.10; and (ii) the balance of the Estimated Initial Merger Consideration to the Payment Agent for distribution to the Stockholders who are not otherwise Dissenting Stockholders (as defined in Section 1.13) in accordance with the terms of the Payment Agreement (such balance payable to the Stockholders is
              sometimes   referred  to  herein  as  the  "Net   Initial   Merger
              Consideration"). The Escrow Funds shall not be distributed to the Stockholders until six (6) months after the Effective Time and shall only be distributed in accordance with the terms and conditions of the Escrow Agreement. In the event that Parent shall have perfected, prior to the expiration of such 6 month period, a
              claim  for   indemnification   pursuant   to  Section   8.4,   the
              Stockholders' Representative and the Parent shall endeavor in good faith to determine a reasonable estimate of the maximum amount of such claim and shall instruct the Escrow Agent to deliver any
              excess   amount  of  Escrow   Funds  to  the  Payment   Agent  for
              distribution to the Stockholders in accordance with the Escrow Agreement.

         (b)  The  Initial  Payment  shall  be  adjusted  (the  "Purchase  Price
              Adjustment")   as  follows:   (a)  increased  or  decreased  on  a
              dollar-for-dollar basis, by the amount that the Net Equity (as defined below), as reflected in the Estimated Closing Balance Sheet (as defined in Section 1.8(c)) is greater or less than Seven Million ($7,000,000) (the "Net Equity Threshold"); and (b) decreased by the amount of consideration that would have been payable to Dissenting Stockholders (as defined below) if they had not perfected their rights as Dissenting Stockholders. For purposes of clarity, the Purchase Price Adjustment shall increase the amount of Initial Merger Consideration to the extent the Net Equity is greater than the Net Equity Threshold and shall decrease the amount of Initial Merger Consideration to the extent the Net Equity is less than the Net Equity Threshold. For purposes hereof, the term "Net Equity" shall mean the Company's total assets less total liabilities as reflected on the Estimated Closing Balance Sheet, prepared in accordance with Section 1.10, and shall include Transaction Expenses and Severance Accruals.

         (c) Not less than three business days prior to the Closing, the Company shall prepare and deliver to Parent (i) a good faith estimate of the Estimated Initial Merger Consideration, setting forth, in reasonable detail, a calculation of: (A) the estimated Net Equity; (B) the estimated Transaction Expenses and Severance Accruals; and (C) the estimated consideration that would have been payable to Dissenting Stockholders if they had not perfected their rights as Dissenting Stockholders; (ii) an estimated consolidated balance sheet for the Company as of the Closing Date (the "Estimated Closing Balance Sheet"), with the items described in subclauses (c)(i) and (ii) above prepared in accordance with GAAP as applicable to interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with GAAP) on a basis consistent with the accounting methods, practices and procedures used to prepare the Latest Financial Statements (as defined in Section 2.6), except as described in Section 2.6 of the Disclosure Schedule; and (iii) a certificate of a duly authorized officer of the Company certifying the foregoing.

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1.9      Contingent Merger  Consideration.  As additional  consideration for the
         Merger and subject to the  conditions  set forth in this  Section  1.9,
         Section 1.13 (Dissenting Shares) and Section 8.6 (Right of Off-Set), Parent shall make additional payments as set forth in this Section 1.9 (the "Contingent Merger Consideration") to the Payment Agent for distribution to those Stockholders who are not otherwise Dissenting Stockholders an amount equal to (A) the product of the Net Product Revenues for the period beginning on July 5, 2004 and ending on December 31, 2005 (the "Contingent Period") multiplied by four (4), less (B) Forty Million Dollars ($40,000,000); provided however, that the aggregate Merger Consideration shall not exceed Two Hundred Fifty Million Dollars ($250,000,000).

         (a) Parent shall deliver quarterly to the Stockholders' Representative, no later than forty-five (45) days following the last day of each fiscal quarter of Parent during the Contingent Period, a statement with reasonable detail reflecting Parent's calculation of (i) Net Product Revenues for the preceding fiscal quarter, without adjustment for any Uncollected Invoices, (ii) the adjustment for Uncollected Invoices related to sales of the Product during the fiscal quarter preceding the fiscal quarter for which Net Product Revenues are being calculated, if such quarter is within the Contingent Period, and (iii) the Contingent Merger Consideration payable for such quarter, which shall be based on Net Product Revenues for the preceding fiscal quarter, less Uncollected Invoices related to sales of the Product during the fiscal quarter preceding the fiscal quarter for which Net Product Revenues are being calculated, if such quarter is within the Contingent Period; provided, however, that there shall be no deduction for Uncollected Invoices with respect to the first quarter of the Contingent Period. (the "Quarterly Contingent
              Calculation"). For the avoidance of doubt, any Uncollected Invoices for which a prior adjustment was made but subsequently collected will be added to Net Product Revenues for the quarter in which such previously Uncollected Invoices are collected. No later than July 15, 2006, Parent shall deliver to the Stockholders' Representative a statement showing Parent's final reconciliation of Net Product Revenues for the Contingent Period, including the adjustment for Uncollected Invoices that remain uncollected as of June 30, 2006 and that are related to sales of the Product made any time during the Contingent Period (the "Final Contingent Calculation"). All statements delivered by Parent pursuant to this
              Section 1.9(a) shall be certified by Parent's Chief Financial Officer and shall be accompanied by schedules and work papers providing reasonable support for the calculations contained in such statements. The Stockholders' Representative may distribute these statements to any Stockholder requesting these statements, any Person who is assisting the Stockholders' Representative in connection with the calculation and verification of the Quarterly Contingent Calculation or the Final Contingent Calculation or any other Person if required by Applicable Law, provided that such Stockholder or other Person has agreed to be bound by the confidentiality obligations set forth in Section 4.4.

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         (b)  The Stockholders'  Representative may cause an audit to be made of those books and records of Parent and the Surviving Corporation that are necessary to review and audit the statements delivered
              pursuant   to  Section   1.9(a)  and  the   Quarterly   Contingent
              Calculation  and  the  Final  Contingent  Calculation;   provided,
              however, the Stockholders' Representative shall have no right to audit the same quarterly period more than one time. Any such audit shall be conducted only by an independent certified accountant
              selected  by  the  Stockholders'   Representative  and  reasonably
              acceptable to Parent, after prior written notice to Parent, and shall be conducted during regular business hours at Parent's and the Surviving Corporation's offices and in such a manner so as not
              to   unreasonably   interfere  with  Parent's  and  the  Surviving
              Corporation's normal business activities. Parent agrees to permit,
              and  to  cause  the   Surviving   Corporation   to  permit,   such
              accountants, during normal business hours, to have reasonable access to, and to examine and make copies of, those books and records of Parent and the Surviving Corporation that are necessary
              or  advisable  to  review  and  audit  the  Quarterly   Contingent
              Calculation, or the Final Contingent Calculation, as applicable. Neither the Stockholders' Representative nor such auditors will have the right to review or audit any other books and records of Parent and the Surviving Corporation. In the event any such audit reveals that Parent understated aggregate Net Product Revenues for
              the  periods   audited  by  less  than  $100,000  or  that  Parent
              overstated aggregate Net Product Revenues for the periods audited, the Stockholders shall pay for the reasonable third party costs and expenses of such audit. In the event any such audit reveals that Parent understated aggregate Net Product Revenues for the periods audited by $100,000 or more, Parent shall pay for the reasonable third party costs and expenses of such audit.

         (c) Subject to Section 8.6 (Right of Off-Set), no later than forty-five (45) days following the last day of each fiscal quarter of Parent during the Contingent Period, beginning with the first quarter during the Contingent Period in which the cumulative Net Product Revenues since the beginning of the Contingent Period exceed an aggregate of Ten Million Dollars ($10,000,000), Parent shall pay the Contingent Merger Consideration, if any, for such fiscal quarter to the Payment Agent for distribution to the Stockholders; provided, however, that Parent may withhold from the Contingent Merger Consideration payment for the fiscal quarter ending December 31, 2005 an amount equal to the Contingent Merger Consideration that would otherwise by payable for such quarter multiplied by a fraction, the numerator of which will be 150% of the dollar amount of cumulative Uncollected Invoices related to sales of the Product through the end of Parent's fifth (5th) fiscal quarter during the Contingent Period, and the denominator of which will be the cumulative Net Product Revenues through the end of Parent's fifth (5th) fiscal quarter during the Contingent Period. Subject to Section 8.6 (Right of Off-Set), within fifteen
              (15) days following final determination of the Final Contingent Calculation pursuant to Section 1.9(a) or (b), Parent shall pay the balance of the Contingent Merger Consideration, if any, owed hereunder to the Payment Agent for distribution to the Stockholders.

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1.10     Closing Balance Sheet.

         (a) Within sixty (60) days after the Closing Date, Parent shall deliver to the Stockholders' Representative a balance sheet of Company as of the Closing Date, prepared in accordance with GAAP, including footnotes, from the books and records of Company, on a basis consistent with the accounting methods, practices and procedures followed by Company in the preparation of the Latest Financial Statements and the Annual Financial Statements (as such terms are defined in Section 2.6 below), except as described in
              Section 2.6 of the Disclosure Schedule, and fairly presenting the financial position of Company as of the Closing Date. The balance sheet shall be accompanied by schedules and work papers providing reasonable support for the information contained therein and a written confirmation of the Chief Financial Officer of Parent stating that, to Parent's knowledge, (a) the examination of the balance sheet has been made in accordance with GAAP and (b) the balance sheet has been prepared in accordance with GAAP based upon information available to the Company, on a basis consistent with the accounting methods, practices and procedures followed by Company in the preparation of the Latest Financial Statements and the Annual Financial Statements, except as described in Section
              2.6 of the  Disclosure  Schedule or as otherwise  provided in this
              Section 1.10, and (c) setting forth the amount of the final Purchase Price Adjustment and by whom to be paid pursuant to
              Section 1.8 hereof.

         (b) Within forty-five (45) days following the delivery of the balance sheet referred to in Section 1.10(a), the Stockholders' Representative may object to any of the information contained in said balance sheet, accompanying schedules or work papers which could affect the necessity or amount of any payment by Parent or the Stockholders pursuant to Section 1.8. Any such objection shall be made in writing delivered to Parent and shall state the Stockholders' Representative's determination of the amount of the Purchase Price Adjustment, accompanied by detailed schedules and work papers providing reasonable support for such determination.

         (c) In the event of a dispute or disagreement relating to the balance sheet, schedules, work papers or final Purchase Price Adjustment which Parent and the Stockholders' Representative are unable to resolve by good faith discussions, either Parent or Stockholders' Representative may elect to have all such disputes or disagreements resolved by Deloitte & Touche LLP (the "Third Accounting Firm"). The Third Accounting Firm shall make a resolution of the balance sheet of Company as of the Closing Date including a calculation of Net Equity as of the Closing Date and a determination of the final Purchase Price Adjustment which shall be final, binding and enforceable as an arbitration award for all purposes. The Third Accounting Firm shall be instructed to use

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              every reasonable effort to perform its services within thirty (30)
              days of submission of the balance sheet to it and, in any case, as soon as practicable after such submission. In the event any such audit reveals an increase in the Purchase Price Adjustment of less than five percent (5%) or a decrease in the Purchase Price Adjustment from the amount of the adjustment asserted by the Stockholders' Representative, the Stockholders shall pay the entire costs and expenses for the Third Accounting Firm. In the event any such audit reveals an increase in the Purchase Price Adjustment greater than or equal to five percent (5%) from the amount of the adjustment asserted by Parent, Parent shall pay the entire costs and expenses for the services of the Third Accounting Firm. As used in this Agreement, the term "Closing Balance Sheet" shall mean the balance sheet of Company as of the Closing Date as finally determined pursuant to this Section 1.10.

         (d) Promptly after the Closing Balance Sheet and the Purchase Price Adjustment become final and binding on the parties, the Estimated Initial Merger Consideration shall be recalculated by giving effect to such final and binding amounts (as recalculated, the "Final Initial Merger Consideration"). If the Estimated Initial Merger Consideration is greater than the Final Initial Merger Consideration, the Escrow Agent shall immediately remit cash to Parent, in accordance with the Escrow Agreement, in the amount by which the Estimated Initial Merger Consideration exceeds the Final Initial Merger Consideration. If the Final Initial Merger
              Consideration is greater than the Estimated Initial Merger Consideration, Parent shall deposit additional funds with the Payment Agent for distribution to the Stockholders in accordance with the Payment Agreement in the amount by which the Final Initial Merger Consideration exceeds the Estimated Initial Merger Consideration.

1.11 Cancellation and Conversion of Company Securities at the Effective Time. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

         (a) Subject to the terms and conditions hereof, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock held in the Company's treasury, (ii) Company Common Stock held by Parent, Merger Subsidiary or any other Subsidiary of Parent, and (iii) Dissenting Shares) shall automatically be converted into the right to receive Merger Consideration in cash, payable to the holders thereof upon surrender of the Certificates (as defined in Section
              1.14 below) in accordance with their Percentage Interest, as set forth in Schedule 1.11;

         (b) Each share of the common stock, par value $.01 per share, of Merger Subsidiary ("Merger Subsidiary Common Stock"), issued and outstanding at the Effective Time of the Merger shall be converted into one (1) share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

         (c) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company and each share of Company

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              Common Stock and Company  Preferred  Stock held by Parent,  Merger
              Subsidiary or any Subsidiary of Parent or Merger Subsidiary immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, any Subsidiary of Parent or Merger Subsidiary or the Company, be canceled, retired and cease to exist without payment of any consideration therefore and without any conversion thereof.

1.12 Company Preferred Stock; Stock Options; and Stock Appreciation Rights. Prior to Closing, TherMatrx LLC shall convert all shares of Company Preferred Stock owned by it into 5,175,000 shares of Company Common Stock. Each Company Stock Option that is outstanding immediately prior to the Effective Time, shall become fully vested, and the Company shall seek to have all Company Stock Options exercised prior to Closing for cash with respect to all shares of Company Common Stock subject to Company Stock Options. The Company may loan to certain holders of Company Stock Options funds sufficient pay the exercise price of such options and withholding tax obligations. Such loans will be repaid with such holder's share of the Merger Consideration and will secured by a pledge of the shares of Company Common Stock purchased and guaranty of payment by TherMatrx LLC. The form of promissory note, pledge agreement and guaranty shall be subject to the reasonable approval of Parent, which shall not be unreasonably withheld or delayed. The Company shall seek to enter into agreement prior to Closing with holder of stock appreciation rights set forth in Section 2.3 of the Disclosure Schedule which will provide that the holder of such stock appreciation right will be treated as a Stockholder and stock appreciation is treated as an exercised Company Stock Option.

1.13     Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by any holder of shares of Company Capital Stock who has not voted in favor of the Merger (if entitled to vote) and has properly exercised and perfected appraisal rights in accordance with
              Section 262 et. seq. of the DGCL (such holders are referred to as "Dissenting Stockholders" and such shares are referred to as "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, but will become entitled to the right to receive such consideration as may be determined to be due to the holders of such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who will have failed to perfect or who effectively will have withdrawn or lost such rights of appraisal under the DGCL will forfeit the right to appraisal of such shares of Company Capital Stock, and such shares of Company Capital Stock will no longer be Dissenting Shares and, as of the Effective Time, will be deemed to have been converted into the right to receive the Merger Consideration.

         (b) The Company will give Parent and Merger Subsidiary prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and Parent will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary in this Section 1.13 if
              (i) the Merger is terminated, rescinded or abandoned, or (ii) the Stockholders revoke the authority to effect the Merger, then the right of any Stockholder to be paid the fair value of such Stockholder's shares of Company Capital Stock will cease. The Surviving Corporation will comply with all obligations of the DGCL with respect to Dissenting Stockholders.

         (c) The holders of shares of Parent Common Stock shall not be entitled to appraisal rights.

1.14     Payment Procedure; Exchange of Certificates.

         (a) Bank of New York or such other bank as the parties may agree shall act as the payment agent (in such capacity, the "Payment Agent") pursuant to a payment agreement, to be entered into between the Company and the Payment Agent (the "Payment Agreement"), for the benefit of the holders of Company Common Stock and Company Preferred Stock for the purpose of paying the Merger Consideration upon surrender of certificates which immediately prior to the Effective Time represented Company Common Stock or Company Preferred Stock (in either case, the "Certificates").

         (b)  At the  Closing,  Parent  shall  deposit,  or  shall  cause  to be deposited, with the Payment Agent pursuant to the Payment Agreement, for the benefit of the Stockholders, cash in U.S. dollars in an amount equal to the Net Initial Merger Consideration.

         (c) To the extent that sums are released by the Payment Agent or the Escrow Agent to the Stockholders or the Parent in accordance with this Agreement, the Payment Agreement or the Escrow Agreement, any accumulated interest shall be distributed as set for the in the Payment Agreement or the Escrow Agreement, as the case may be.

         (d) As soon as reasonably practicable after the date hereof, the Payment Agent shall mail to each holder of record of Certificates:
              (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a cash payment of the proper Merger Consideration when and if it becomes payable under this Agreement. Upon surrender of a Certificate for cancellation to the Payment Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed and upon the Effective Time, the holder of such Certificate shall be entitled to receive in exchange therefor by check or wire transfer, as the case may be, an amount equal to the proper Merger Consideration when and if it becomes payable under this Agreement, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any Merger Consideration upon the surrender of any Certificates. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, payment of the proper Merger Consideration payable under this Agreement may be paid to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock, as applicable, is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares have been paid. Until surrendered and exchanged as contemplated by this Section 1.14, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender an amount equal to the proper Merger Consideration payable under this Agreement.

         (e) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent will pay the proper Merger Consideration as may be required pursuant to this Agreement, but for the failure to deliver such Certificate to the Payment Agent, only after receipt by the Payment Agent of (i) an affidavit of that fact by the holder claiming such Certificate has been lost, stolen or destroyed, and (ii) a customary indemnification agreement from such holder and TherMatrx LLC indemnifying Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (f) The Merger Consideration paid upon the surrender of Certificates for exchange of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Preferred Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1, except as otherwise provided by Applicable Law.

         (g) Notwithstanding Section 1.14(d), neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock or Company Preferred Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) To the extent permitted by Applicable Law, any amounts of Merger Consideration remaining unclaimed by any holder of Company Common Stock or Company Preferred Stock four years after the Effective Time (or such earlier date immediately prior to such times as such amounts would otherwise escheat to or become property of any governmental entity) shall become the property of the Parent, subject to the rights of any such Stockholder to claim such amounts from Parent.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Parent and Merger Subsidiary to enter into this Agreement, with the understanding that Parent and Merger Subsidiary will be relying thereon in consummating the transactions contemplated hereunder, the Company hereby represents and warrants to Parent and Merger Subsidiary that except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary on the date hereof (the "Disclosure Schedule") the statements contained in this Article 2 are true and correct. The Disclosure
Schedule is arranged in sections corresponding to the sections and subsections of this Article 2, and disclosure in one section of the Disclosure Schedule shall constitute disclosure for all sections of the Disclosure Schedule only to the extent to which the applicability of such disclosure is reasonably apparent.

2.1 Corporate Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority, and all material governmental licenses, authorizations, consents and approvals, required to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company as now owned, leased and operated. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by the Company or the nature of the business conducted by the Company requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such jurisdiction, or to have such authorizations, consents and approvals, could not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business. The Company does not have any Subsidiaries and does not, directly or indirectly, own or control or have any capital, equity, partnership, participation or other ownership interest in any corporation, partnership, joint venture or other business association or entity. The Company has heretofore delivered to Parent complete and accurate copies of its Certificate of Incorporation and Bylaws, as currently in effect. The Company does not manufacture, market or sell its Products outside of the United States, have any facilities, owned or leased outside of the United States or otherwise conduct any business or operations outside of the United States.

2.2 Authorization. The Company has the full corporate power and authority to enter into this Agreement and, subject to obtaining the necessary approval of its stockholders with respect to the Merger, to carry out the transactions contemplated herein. The Board of Directors of the Company has taken all action required by Applicable Law, the Company's Certificate of Incorporation and Bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and no other corporate proceedings on the part of the Company are, or will be, necessary to authorize this

         Agreement or to consummate the transactions contemplated hereby. The affirmative vote of holders of at least: (a) a majority of the outstanding shares of Company Capital Stock, voting together as a class; and (b) 66-2/3% of the outstanding shares of Company Preferred Stock, voting separately as a class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and to consummate the Merger. This Agreement has been, and the agreements, if any, required by Article 5 will be, duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3 Capitalization of the Company. The authorized capital stock of the Company consists of (a) 14,000,000 shares of Company Common Stock, 3,338,426 shares of which are issued and outstanding; and (b) 6,000,000 shares of Company Preferred Stock, 5,175,000 shares of which are issued and outstanding. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of Company Capital Stock are owned (of record) solely by the Stockholders in the exact amounts as set forth in the Disclosure Schedule. There are 1,737,322 shares of Company Common Stock subject to outstanding Company Stock Options. Except as set forth in this Section
         2.3 and the Disclosure Schedule, there are outstanding (w) no shares of capital stock or other voting securities of the Company, (x) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (y) no options, warrants, conversion privileges, contracts, understandings, agreements or other rights to purchase or acquire from the Company, and, no obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (z) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Except as set forth in the Disclosure Schedule, there are no outstanding obligations of the
         Company to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. As of June 30, 2004, the aggregate amount of accrued but unpaid dividends under the Company's Certificate of Incorporation on Company Preferred Stock will be $4,559,862.

2.4 Non-Contravention. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of the transactions contemplated herein will (a) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Company or any of its assets; (c) result in the creation or imposition of any Lien on any of the Company's assets, other than Permitted Liens or (d) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which the Company is a party, or by which any of its properties or assets may be bound, except in the cases of clause (b) where such conflicts or other occurrences could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

2.5 Consents and Approvals. Except as set forth on the Disclosure Schedule, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein, other than (a) approval of this Agreement and the Merger by the Stockholders pursuant to the Company's Certificate of Incorporation and the DGCL, (b) requirements of the DGCL for filing of appropriate documents to effect the Merger, (c) filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice of a pre-merger notification and report under the HSR Act or (d) where the failure to make any such filing, or to obtain such permit, authorization, Consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent the Company from performing its obligations under this Agreement

2.6      Financial Statements; Undisclosed Liabilities.

         (a) The Company has delivered to Parent true, correct and complete copies of (i) the unaudited balance sheet, as of April 30, 2004 of the Company (the "Latest Balance Sheet") and the unaudited statements of income, stockholders' equity and cash flows of the Company for the seven-month period ended April 30, 2004 (such statements of income, stockholders' equity and cash flows and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (ii) the audited balance sheet, as of September 30, 2001, 2002 and 2003 of the Company and the audited statements of income, stockholders' equity and cash flows of the Company for each of the years ended September 30, 2001, 2002 and 2003 (collectively, the "Annual Financial Statements"). The Latest Financial Statements, the Annual Financial Statements are, and the Estimated Closing Balance Sheet will be, based upon the information contained in the books and records of the Company and fairly and accurately present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied. Except as described in Section 2.6 of the Disclosure Schedule, the Latest Financial Statements have been, and the Estimated Closing Balance Sheet will be, prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with GAAP), consistently with the Annual Financial Statements, and reflect all adjustments necessary to a fair and accurate statement of the financial condition and results of operations for the interim periods presented. The Company's internal controls and procedures are sufficient to ensure that the Latest Financial Statements, the Annual Financial Statements are, and the Estimated Closing Balance Sheet will be, accurate in all material respects.

         (b) All accounts, books and ledgers related to the business of the Company are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. All of the Company's records, systems, controls, data, or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not and including all means of access thereto and therefrom) are under the exclusive ownership (excluding licensed software programs) and direct control of the Company.

         (c) Except as and to the extent reflected in the Latest Balance Sheet or the Disclosure Schedule, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except for liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, consistent with past custom and practice to the extent set forth on the Closing Balance Sheet (none of which is a liability for breach of contract, breach of warranty, violation of Applicable Law, tort, infringement, claim or lawsuit).

2.7 Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as otherwise authorized by this Agreement, since December 31, 2003, the Company has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice and there has not been:

         (a) any change, effect, event, occurrence, state of facts or development that individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company (other than any wholly-owned subsidiary) of any outstanding shares of capital stock or other equity or debt securities of, or other ownership interests in, the Company;

         (c) any split, combination or reclassification of any of its capital stock;

         (d)  any   amendment   of  any   provision   of  the   Certificate   of
              Incorporation, Bylaws or other governing documents of, or of any material term of any outstanding security issued by, the Company;

         (e) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than trade payables incurred in the ordinary course of business and consistent with past practice;

         (f) any change in any method of accounting or accounting practice by the Company, except for any such change required by reason of a change in GAAP and concurred with by the Company's independent public accountants;

         (g) issuance of any equity or debt securities of the Company other than pursuant to the Company Stock Plans or Company Stock Options in the ordinary course of business and consistent with past practice;

         (h) acquisition or disposition of assets material to the Company, except for sales of inventory in the ordinary course of business consistent with past practice, any acquisition or disposition of capital stock of any third party, or any merger or consolidation with any third party, by the Company;

         (i)  any creation or assumption by the Company of any Lien;

         (j) any individual capital expenditure (or series of related capital expenditures) either involving more than Twenty Thousand Dollars ($20,000) or outside the ordinary course of business;

         (k) any material damage, destruction or loss (whether or not covered by insurance) from fire or other casualty to its tangible property;

         (l) any material increase in the base salary of any officer or employee of the Company, except as required pursuant to an employment agreement in effect as of the date hereof;

         (m) adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance or other similar plan for the benefit of any of its directors, officers or employees;

         (n) entry by the Company into any joint venture, partnership or similar agreement with any Person; or

         (o) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

2.8      Assets and Properties.

         (a) The Company does not own any real property. The Company has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of its material assets and properties, including, but not limited to, all of the machinery, equipment, terminals, computers, vehicles, and all other assets and properties (real, personal or mixed, tangible or intangible) reflected in the Latest Balance Sheet and all of the material assets purchased or otherwise acquired since the date of the Latest Balance Sheet, except those assets and properties disposed of in the ordinary course of business after the date of the Latest Balance Sheet. Except as disclosed in the Disclosure Schedule, the Company holds title to each such property and asset free and clear of all Liens, except Permitted Liens.

         (b) Except as disclosed in the Disclosure Schedule, (i) the current use and operation of all real property is in compliance in all material respect with all Applicable Laws (including without limitation laws relating to parking, zoning and land use) and public and private covenants and restrictions, and (ii) the utilities and access for each such real property are adequate in all material respects for the current use and operation of each such real property. To the Company's knowledge, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings, which could materially detrimentally affect the use or operation of any real property, and the Company has not received any written notice of any special assessment proceedings affecting the real property, or applied for any change to the zoning or land use status of the real property. The Company has obtained all material licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental Authority having jurisdiction over each real property or from private parties for the current use and operation of each real property. The Company is not a foreign person, as the term foreign person is defined in
              Section 1445(f)(3) of the Code.

2.9 Manufacturing and Marketing Rights. Except as set forth in the Disclosure Schedule, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell the Product to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell the Product.

2.10     FDA and Regulatory Matters.

         (a) The Company has obtained and maintains all necessary and applicable approvals, clearances, authorizations, licenses and registrations required by the FDA and any other Applicable law which regulates the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of its products in jurisdictions where it currently conducts such activities with respect to each product (collectively, the "Company Licenses"). The Company is in compliance in all material respects with the terms and conditions of each Company License. The Company is in compliance in all material respects with all Applicable Laws regarding registration, license, certification for each site at which a product is manufactured, labeled, sold, or distributed. To the extent any product has been exported from the United States, the Company has exported such product in compliance in all material respects with Applicable Laws. All manufacturing operations performed by or on behalf of the Company have been and are being conducted in all material respects in compliance with the Quality Systems regulations of the FDA. All non-clinical laboratory studies of products sponsored by the Company and intended to be used to support regulatory clearance or approval, have been and are being conducted in compliance in all material respects with the FDA's Good Laboratory Practice for Non-Clinical Studies regulations (21 CFR Part 58) in the United States. The
              Company is in compliance in all material respects with all applicable reporting requirements for all Company Licenses or plant registrations including, but not limited to, applicable adverse event reporting requirements in the United States under Applicable Law. The Disclosure Schedule sets forth a list of all Company Licenses.

         (b) The Company is in compliance in all material respects with all FDA and other Applicable Laws relating to the maintenance, compilation and filing of reports, including medical device reports, with regard to the Company's products. The Disclosure Schedule sets forth a list of all applicable adverse event reports related to the Products, including any Medical Device Reports (as defined in 21 CFR 803). The Company has made available to Parent all complaint review and analysis reports of the Company, including information regarding complaints by product and root cause analysis of closed complaints, which reports are correct in all material respects.

         (c) The Company has not received any written notice or other written communication from the FDA (i) contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Company's products, or (ii) otherwise alleging any violation of Applicable Law by the Company.

         (d) There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken or, to the Company's knowledge, threatened by the FDA or any other Governmental Authority with respect to any of the Company's products, or, to the Company's knowledge, any facilities where any such products are produced, processed, packaged or stored. The Company has not within the last three years, either voluntarily or at the request of any Governmental Authority, initiated or participated in a recall of any product or provided post-sale warnings regarding any product.

         (e) All clinical studies of Products sponsored by the Company have been and are being conducted with reasonable care and in all material respects in accordance with all Applicable Laws and the stated protocols for such clinical trials. The Company has provided to Parent all pertinent patient data, excluding patient identifiers, from clinical and non-clinical studies of the Products sponsored by the Company.

         (f) All filings with and submissions to the FDA and any corollary entity in any other jurisdiction made by the Company with regard to the Products, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and, to the extent required to be updated, as so updated remain true, accurate and complete in all material respects as of the date hereof, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading.

2.11     Reimbursement/Billing.

         (a) The Products are covered when ordered by an eligible provider and when medically necessary for a specific patient who is eligible for coverage and meets the criteria of the applicable coverage policy for: (a) Medicare (Title XVIII of the Social Security Act ("Medicare")) in the amounts set forth in the Disclosure Schedule, such amount being subject to periodic change, except for the states listed on Disclosure Schedule; (b) all state Medicaid programs (Title XIX of the Social Security Act ("Medicaid")), except for the states listed on the Disclosure Schedule; and (c) those private third party payors ("Third Party Payors") listed on the Disclosure Schedule. The Company is neither a provider nor a supplier under Medicare, Medicaid or any other government-sponsored health care program, not including Veterans Administration Hospitals and Clinics (collectively, "Government Programs"), and does not bill any Government Program or Third Party Payor for its products. The Company does not participate, and has never participated, in any Government Programs, and it does not bill, and has never billed, any Government Program, directly or indirectly.

         (b) There is no pending, nor to the knowledge of Company, threatened, proceeding or investigation under any Government Program involving the Company. The Company's sales and marketing practices are, and have been, in compliance in all material respects with all Applicable Laws and all policies of applicable Third Party Payors and Government Programs.

         (c) To Company's knowledge, the Company has not arranged with or contracted with (by employment or otherwise) any person who is excluded from participation in any Government Program for the provision of items or services for which payment may be made under any such Government Program. None of the officers, directors, agents or managing employees (as such term is defined in 42 U.S.C. ss. 1320a-5(b)) of the Company, has been excluded from any Government Program or been subject to sanction pursuant to 42 U.S.C. ss. 1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. ss. 1320a-7b.

         (d) The Company has not, and to the Company's knowledge, no director, officer, employee or agent of the Company has, directly or indirectly in connection with the Company: (i) offered or paid any remuneration, in cash or in kind, to or made any financial arrangements with, any past, present or potential customers, past or present suppliers, patients, contractors or employees of Third Party Payors or Government Programs in order to obtain business or payments from such persons other than in the ordinary course of business; (ii) given or agreed to give, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, Third Party Payor or any other person other than in connection with promotional or entertainment activities in the ordinary course of business; or
              (iii) made any false entries on any of the Company's books or records for any purpose prohibited by Applicable Law.

         (e) The Company is not, and to the Company's knowledge, no director, officer or employee of the Company is, a party to any contract to provide services, lease space or lease equipment to the Company with any physician, health care facility, hospital or other person who is in a position to make or influence referrals to the Company where such contract or provision of services or space is prohibited by Applicable Law.

2.12 Compliance with Applicable Laws. The Company has not violated or infringed, nor is it in violation or infringement of, in any material respect any Applicable Law or any order, writ, injunction or decree of any Governmental Authority in connection with its activities. The Company and its officers, directors, agents and employees have complied in all material respects with all Applicable Laws, including, but not limited to, Applicable Laws relating to Government Programs and to billing and health care fraud (including the federal Anti-Kickback Law, 42 U.S.C. ss.1320a-7b, the Stark I and II Laws, 42 U.S.C. ss.1395nn, as amended, and the False Claims Act, 31 U.S.C. ss.3729 et seq. and any regulations related thereto, as well as with any similar state statutes). The Company has not received any written notice or, to its knowledge, any other notice alleging a violation of any Applicable Law. The Company is not a "covered entity" within the meaning of the HIPAA Privacy Regulations. The Company (i) is not a party to a Corporate Integrity Agreement with the Office of the Inspector General of the Department of Health and Human Services, (ii) has no reporting obligations pursuant to any settlement agreement entered into with any governmental body, (iii) to its knowledge, has not been the subject of any Government Program investigation conducted by any governmental body, (iv) has not been a defendant in any qui tam/False Claims Act litigation (other than by reason of an unsealed complaint of which the Company has no knowledge), and (v) has not been served with or received any search warrant, subpoena or civil investigation demand by any governmental body.

2.13 Permits. The Disclosure Schedule sets forth all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) materially necessary for the Company to conduct its business and own and operate its properties (the "Permits"). Except as set forth in the Disclosure Schedule, each Permit is valid and in full force and effect and none of the Permits will expire within six (6) months of the Closing Date for any reason. The Company has conducted its business in compliance with all material terms and conditions of the Permits. The term Permits shall not include any Company License as defined in Section 2.10.

2.14 Inventories. Except as set forth in the Disclosure Schedule, all inventories of the Company reflected in the Latest Balance Sheet (a) consist of items of merchantable quality and quantity usable and salable in the ordinary course of business, (b) are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company therefor, (c) conform to the specifications established therefor, and (d) have been manufactured in accordance with all Applicable Laws. The quantities of all inventories, materials and supplies of the Company are not obsolete, damaged or slow-moving, and the present quantities of all inventory, materials and supplies of the Company are reasonable in the present circumstances of the business of the Company, as currently conducted, except for items that are obsolete or below standard quality, all of which are immaterial to the overall financial condition of the Company, taken as a whole, and have been adequately allowed for in the Latest Balance Sheet.

2.15 Receivables. The accounts receivables and other receivables reflected on the Latest Balance Sheet, and those arising in the ordinary course of business after the date thereof, are valid receivables that have arisen in the ordinary course of business, are not subject to valid counterclaims or setoffs, and, to the Company's knowledge, are collectible in accordance with their terms, except as and to the extent of the bad debt allowance reflected on the Latest Balance Sheet or as otherwise disclosed on the Latest Balance Sheet or the notes thereto.

2.16 Litigation. Except as set forth in the Disclosure Schedule, (a) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings"), nor any investigations or reviews by any Governmental Authority against or affecting the Company, pending or, to the Company's knowledge, threatened, against or by the Company or any of its assets or which seek to enjoin or rescind the transactions contemplated by this Agreement; and (b) there are no existing orders, judgments or decrees of any Governmental Authority naming the Company as an affected party or otherwise affecting any of the assets or the business of the Company.

2.17     Contracts.

         (a) The Disclosure Schedule lists the following Contracts of the Company, except that the contracts referred to in clause (xiii) below may be listed on the updated Disclosure Schedule delivered pursuant to Section 4.8 (collectively, the "Scheduled Contracts"):

              (i) Each Contract providing for the lease of real property by the Company or which is used by the Company in connection with the operation of its business.

              (ii) Each Contract relating to all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies) owned, leased or used by the Company, except for Contracts having remaining payments of less than $10,000 which do not, in the aggregate, have remaining payments of more than $25,000 or having a remaining term of longer than six (6) months or that are not cancelable by the Company in its discretion and without penalty upon notice of sixty (60) days or less.

              (iii) Each Contract, other than Contracts for the sale of Products or purchase of inventory, to which the Company is a party that would reasonably be expected to involve payments by or to the Company in excess of $25,000, or a breach thereof would have a Material Adverse Effect on the Company.

              (iv) All Contracts relating to, or evidences of, or guarantees of, or providing security for, indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset).

              (v) Each independent sales representative or distribution agreement, supply agreement or similar Contracts relating to or providing for the marketing or manufacturing of the Company's products.

              (vi) Each consulting, development, joint development, research and development or similar Contracts relating to development of the Company's products or Intellectual Property and each Contract under which the Company has granted or obtained a license to Intellectual Property, other than commercial software licenses.

              (vii)  All  acquisition,   partnership,   joint  venture,  teaming
                     arrangements or other similar Contracts.

              (viii) Any  Contract  under  which the  Company  has agreed not to compete or has granted to a third party an exclusive right that restricts or otherwise adversely affects the ability of the Company to conduct its business.

              (ix)   All Benefit Plans.

              (x) All Contracts with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(l) of the Code) under Section 280G of the Code.

              (xi) Every Contract between the Company and any of the Company's officers, directors or more than 5% stockholders, or any entity in which any of the Company's officers, directors or more than 5% stockholders has a greater than 2% equity interest.

              (xii) All Contracts for clinical or marketing trials relating to the Company's products and all Contracts with physicians, hospitals or other healthcare providers, or other scientific or medical advisors.

              (xiii) All Contracts  not  identified in clause (xii) which relate to the Company's compliance with or obligation to comply with the requirements of the HIPAA Privacy Regulations, including without limitation all business associate agreements, subcontractor agreements, confidentiality agreements and similar contracts.

         (b) The Company has delivered to Parent true and correct copies (or summaries, in the case of any oral Contracts) of all such Scheduled Contracts. Except as otherwise specified in the Disclosure Schedule, none of the Scheduled Contracts contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein. No notice of default arising under any Scheduled Contract has been delivered to or by the Company. Each Scheduled Contract is a legal, valid and binding obligation of the Company, and, to the Company's knowledge, each other party thereto. To the Company's knowledge, each Scheduled Contract is enforceable against each party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity, and neither the Company nor the other party thereto is in breach, violation or default thereunder. The Company is not a party to and is not bound by any contract, agreement or instrument that currently has or would have a Material Adverse Effect on the Company.

2.18     Benefit Plans.  Except as set forth in the Disclosure Schedule:

         (a) None of the Company or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to, any Pension Plan, including, without limitation, any such plan that is excluded from coverage by Section 4 of ERISA or is a "Multiemployer Plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA. Each other Pension Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Law. None of the Company or any ERISA Affiliate maintains a Pension Plan that is intended to be qualified under
              Section 401(a) of the Code. All Pension Plans which the Company operates as plans that are qualified under the provisions of
              Section 408(p) of the Code satisfy in form and operation all applicable qualification requirements. None of the Company or any ERISA Affiliate has sponsored, maintained or contributed to any Pension Plan which, during the preceding seven (7) years, has been terminated, including by way of merger with or into another Pension Plan.

         (b)  The  Disclosure  Schedule  sets  forth  the  name  of  each  ERISA
              Affiliate.

         (c) None of the Company or any ERISA Affiliate has maintained or contributed to any Pension Plan subject to Title IV of ERISA. None of the Company or any ERISA Affiliate has maintained, contributed to or participated in or agreed to participate in any Pension Plan that is a Multiemployer Plan.

         (d) None of the Company or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to, or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any Welfare Plan, whether insured or otherwise, including, without limitation, any such plan that is a Multiemployer Plan within the meaning of
              Section 3(37) of ERISA. Each such Welfare Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Law. Benefits under each Welfare Plan are fully insured by an insurance company unrelated to the Company or any ERISA Affiliate. No insurance policy or contract requires or permits retroactive increase in premiums or payments due thereunder. None of the Company or any ERISA Affiliate has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. None of the Company or any ERISA Affiliate maintains, contributes to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by
              Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

         (e) None of the Company or any ERISA Affiliate is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any Compensation Plan. Each Compensation Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of all Applicable Law.

         (f) There are no facts or circumstances which could, directly or indirectly, subject the Company or any ERISA Affiliate to any (i) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty, damages or other liabilities arising under Section 502 of ERISA.

         (g) Full payment has been made of all amounts which the Company or any ERISA Affiliate is required, under Applicable Law, the terms of any Benefit Plan, or any agreement relating to any Benefit Plan, to have paid as a contribution, premium or other remittance thereto or benefit thereunder. The Company and each ERISA Affiliate has made adequate provisions for reserves or accruals in accordance with GAAP to meet contribution, benefit or funding obligations arising under Applicable Law or the terms of any Benefit Plan or related agreement. There will be no change on or before Closing Date in the operation of any Benefit Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such Benefit Plans, except as may be required by law.

         (h) The Company and each ERISA Affiliate has timely complied in all material respects with all reporting and disclosure obligations with respect to the Benefit Plans imposed by the Code, ERISA or other Applicable Law.

         (i) There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Benefit Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

         (j) The transactions contemplated herein do not result in any payment (whether of severance pay or otherwise), forgiveness of debt, distribution, increase in benefits, obligation to fund, or the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Benefit Plan.

         (k) No employer other than the Company and/or an ERISA Affiliate is permitted to participate or participates in the Benefit Plans. No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Benefit Plans.

         (l) No action or omission of the Company or any ERISA Affiliate or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits the Parent, the Company, any ERISA Affiliate or any successor from amending, merging, or terminating any Benefit Plan in accordance with the express terms of any such plan and Applicable Law.

         (m) The Disclosure Schedule lists and the Company has delivered to the Parent true and complete copies of all Benefit Plan documents and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto, including all amendments. The Company has delivered to the Parent true and complete copies of: (i) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Benefit Plan for which such a report is required; (ii) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Benefit Plan; (iii) the FORM 5305 - SIMPLE for the Pension Plan intended to qualify under Section 408(p) of the Code; and (iv) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manuals, interpretations and the like with respect to each Benefit Plan.

         (n) With respect to each Welfare Plan that is a group health plan, the Company is in compliance with the HIPAA Privacy Regulations, because either (i) such plan is a fully insured group health plan, and the Company is not involved in plan administration nor receives "protected health information" or only receives enrollment/disenrollment information and "summary health information" for purposes of obtaining premium bids or amending or terminating such group health plan, or (ii) such plan is a self-funded group health plan, administered solely by the Company and, since April 14, 2003, has had fewer than 50 participants.

2.19     Labor and Employment Matters.

         (a) The Disclosure Schedule sets forth a list of the current employees, officers and directors of the Company. The Company has previously delivered to Parent a complete and accurate list of all current employees, officers and directors of the Company that includes their base salaries and bonus. Except as set forth in the Disclosure Schedule, all employees of the Company are employed on an "at-will" basis. The Disclosure Schedule identifies all employees who are currently on leave for any reason or receiving disability or workers' compensation or any other similar type of benefit from the Company.

         (b) The Company is and has been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Applicable Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any other comparable Governmental Authority. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or directly affecting the Company. No labor representation question exists respecting the employees of the Company and there is not pending or, to the Company's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company. No grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Company's knowledge, have been threatened. No collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company. The Company has not experienced any significant work stoppage or other significant labor difficulty. The Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plan. Upon termination of the employment of any person, neither the Company, Parent nor any subsidiary of Parent will, by reason of any agreement or understanding to which the Company is a party, be liable to any of such persons for so-called "severance pay" or any other payments, except as may be set forth in the Disclosure Schedule. Within the twelve-month period prior to the date hereof there has not been any expression of intention to the Company by any officer or key employee to terminate such employment.

         (c) All individuals who are performing or have performed services for the Company or any of its Affiliates and who are or were classified by the Company or any of its Affiliates as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, and such individuals are not entitled to any benefits under the Benefit Plans maintained by the Company.

2.20     Intellectual Property.

         (a) The Disclosure Schedule lists all Intellectual Property that is registered with, has been applied for, or has been issued by the U.S. Patent and Trademark Office or a corresponding foreign governmental or public authority. The Company has delivered or made available to Parent complete and accurate copies of correspondence and file histories (including office actions) relating to the patents and patent applications listed in the Disclosure Schedule.

         (b) The Disclosure Schedule lists all Intellectual Property that has been licensed to or from third parties, including a list of each material license agreement.

         (c) Each material item of Intellectual Property owned or used by the Company immediately prior to the Effective Time hereunder will be owned or available for use by the Parent or its Subsidiaries on identical terms and conditions immediately after the Effective Time.

         (d) The Company owns, free and clear of any Lien, and possesses all right, title and interest, or holds a valid license, in and to all Intellectual Property, and has taken all reasonable action to protect the Intellectual Property. To the Company's knowledge, all patents included in the Intellectual Property are valid and enforceable. To the Company's knowledge, the Intellectual Property owned or licensed by the Company constitutes all the intellectual property necessary to the conduct of the business of the Company as it is currently conducted. Except as set forth in the
              Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by the Company to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Intellectual Property other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business. The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property.

         (e) The Disclosure Schedule lists the Internet domain names included in the Intellectual Property. The Company is the registrant of the Internet domain names included in the Intellectual Property, free and clear of all Liens. The Company is not aware of any pending or threatened actions, suits, claims, litigation or proceedings relating to the domain names included in the Intellectual Property. The Company has operated the websites identified in the Disclosure Schedule as being operated by the Company.

         (f) All consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Intellectual Property on behalf of the Company have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective, sole and exclusive ownership of all tangible and intangible property arising thereby.

         (g) To the Company's knowledge, the conduct of the Company's business does not infringe, misappropriate or conflict with any intellectual property right of any other Person, and the Company has not received any notice from any third party alleging any infringement, misappropriation or violation by the Company of any intellectual property right of any third party or challenging the Company's ownership to any of the Intellectual Property. No claim by any third party contesting the validity of any Intellectual Property has been made in writing, is, to the Company's knowledge, currently outstanding, threatened or reasonably expected to arise. Except as set forth in the Disclosure Schedule, to the knowledge of the Company, no third party is infringing any Intellectual Property right of the Company.

2.21     Environmental  Compliance.  Except  as  set  forth  in  the  Disclosure
         Schedule:

         (a) The Company is not engaged in and has not permitted, direct or indirect, operations or activities upon, or any use or occupancy of the Properties (which Properties are listed on the Disclosure Schedule), or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, which Properties are listed on the Disclosure Schedule, or transported any Environmentally Regulated Materials to, from or across the Properties, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties. To the Company's knowledge no Environmentally Regulated Materials have migrated from the Properties upon or beneath other properties, and, to the Company's knowledge no Environmentally Regulated Materials have migrated or threatened to migrate from other properties upon, about or beneath the Properties. To the Company's knowledge, the Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment containing polychlorinated biphenyls ("PCBs"); (iv) underground injection wells; or(v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

         (b) The Company is in material compliance with applicable Environmental, Safety and Health Laws including, but not limited to, Proposition 65 notification requirements and has obtained all Permits required under applicable Environmental, Safety and Health Laws.

         (c) No enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, asserted or, to the Company's knowledge, threatened with respect to operations conducted on the Properties by the Company or against the Company with respect to or regarding the Properties pursuant to any Environmental, Safety and Health Laws. The Company has not received any claim or notice that it has failed to comply with any Environmental, Safety and Health Laws including, but not limited to, Proposition 65.

         (d) To the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or affecting the Company or its business or assets that violate, or would reasonably be expected to violate after the Closing, any Environmental, Safety and Health Laws, or that would reasonably be expected to give rise to any Environmental Liability.

         (e) The Company is not aware of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to or of the Company which may reasonably be expected to interfere with or prevent compliance or continued compliance with Environmental, Safety and Health Laws.

         (f) All machinery, tools, devices and equipment operated by the Company on the Properties have been operated in material compliance with all Environmental, Safety and Health Laws, and all such equipment currently is operational and in good condition, reasonable wear and tear excepted.

         (g) The Company has delivered to Parent copies of all environmental documents, studies and reports in its possession or under its control relating to: (i) any facilities or real property ever owned, operated or leased by the Company; or (ii) any actual Environmental Liability of the Company.

2.22 Insurance. The Disclosure Schedule contains an accurate and complete list of all insurance policies owned or held by the Company, including, but not limited to, fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer the policy number, and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five (5) years, except as described on the Disclosure Schedule.

2.23     Tax Matters.

         (a) Except as set forth in the Disclosure Schedule, the Company, and any combined or unitary group of which the Company is or was a member, has prepared and timely filed or will timely prepare and timely file all material Tax Returns any of them is required to file (taking into account any extensions) on or prior to the Closing Date. As of the time of filing, such Tax Returns were or will be accurate and correct in all material respects and did not or will not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The Company has made or will make all such Tax Returns available to Parent, with copies of such Tax Returns filed after the effective date of this Agreement provided to Parent at least three (3) Business Days prior to filing such Tax Return.

         (b) The Company has paid or adequately provided for (on its Latest Financial Statements and Estimated Closing Balance Sheet in accordance with GAAP (exclusive of any reserves for deferred Taxes established to reflect timing differences between book and taxable income pursuant to Statement of Financial Accounting Standards No.
              109)) all Taxes (whether or not shown on any Tax Return) that are due and owing with respect to all taxable periods (or portions thereof) ending on or before the Closing Date.

         (c) The Company has not received any written notice of any claim for assessment or collection of Taxes that is presently being asserted against the Company, and the Company is not a party to any pending action, proceeding, or investigation by any Governmental Authority, nor has any such action, proceeding or investigation been threatened in a writing delivered to the Company. No claim has been made in writing by any jurisdiction where the Company does not file Tax Returns that the Company may be subject to Tax by that jurisdiction.

         (d) Except as set forth in the Disclosure Schedule, the Company, is not a party to any agreement, contract, arrangement or plan that
              (i) has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; or (ii) would obligate the Company to provide "gross-up" benefits with respect to any excise tax due on any "excess parachute payments" within the meaning of Section 280G of the Code.

         (e) All deficiencies and assessments of Taxes of the Company resulting from an examination of any Tax Returns by any Governmental Authority on or before the Closing Date have been or will be paid and, to the Company's knowledge, there are no pending examinations currently being made by any Governmental Authority nor has there been any written or oral notification to the Company of any intention to make an examination of any Tax Returns by any Governmental Authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

         (f) For purposes of computing Taxes and the filing of Tax Returns, the Company has not failed to treat as "employees" any individual providing services to the Company who reasonably would be expected to be classified as an "employee" under the applicable rules or regulations of any Governmental Authority with respect to such classification.

         (g) The Company has complied in all material respects with all Applicable Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over under all Applicable Laws.

         (h) The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a "partnership" for federal, state, local or foreign income Tax purposes.

         (i) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (j) The Company has not made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitation purposes.

         (k) The Company is, and at all times has been, a corporation taxable as corporation for United States income tax purposes.

         (l)  The Company is not, nor has been at any time, a United States real
              property  holding   corporation  within  the  meaning  of  Section
              897(c)(2) of the Code.

         (m)  The  Company is not a party to or bound by any  obligations  under
              any  Tax  sharing,  Tax  allocation,   Tax  indemnity  or  similar
              agreement or arrangement.

         (n) The Company has not, within three (3) years preceding the date hereof, been either a "distributing" or "controlled" corporation (as such terms are defined in Section 355(a)(1) of the Code) in a transaction structured to qualify as a tax-free distribution under
              Section 355 of the Code.

         (o) The Company has not received any written ruling related to Taxes, entered into any agreement with a taxing authority relating to Taxes or authorized any person to represent them before a taxing authority pursuant to a power of attorney or otherwise.

         (p) There are no liens for Taxes upon any of the assets or properties of the Company other than liens for Taxes not yet due and payable and Permitted Liens. There is no outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by a Governmental Authority with respect to the Company, its income, assets, properties, payroll, operation or business.

         (q) The Company is not nor has been a party to any transaction where a deferred intercompany gain was generated under Section 1502 of the Code and the Treasury Regulations promulgated thereunder.

         (r) Prior to the transaction contemplated by this Agreement, the Company has not been subject to an "ownership change" with the meaning of Section 382(g) of the Code and no "Section 382 limitation" within the meaning of Section 382 of the Code applies to limit the Company's ability to utilize its net operating losses or other Tax attributes.

2.24     Bank Accounts;  Powers of Attorney. The Disclosure Schedule sets forth:
         (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom and a description of such accounts; and (b) the names of all persons or entities holding general or special powers of attorney from the Company and copies thereof.

2.25 Orders, Commitments and Returns. All accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company and all outstanding contracts or commitments for the purchase of supplies, materials and services by or from the Company were made in the ordinary course of business. The Company has not received any material claims against the Company to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

2.26 Product Liability Claims. The Company has never received a claim, or incurred any uninsured or insured liability, for or based upon failure to warn, Proposition 65, breach of product warranty (other than warranty service and repair claims incurred in the ordinary course of business and expensed as warranty or repair expense on the Latest Financial Statements for the period in which incurred), strict liability in tort, general negligence, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in, but not limited to, product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use) or sale of its products or from the provision of services ("Product Liability Claim"). The Company has disclosed to Parent each Product Liability Claim received by the Company.

2.27 Warranties. All products manufactured or sold, and all services provided, by the Company have complied in all material respects, and are in compliance with all material contractual requirements, warranties or covenants, express or implied, applicable thereto. No product or service manufactured, sold, delivered or performed by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions set forth in the
         Disclosure Schedule. The terms of all standard and all material non-standard product and service warranties and product return, sales credit, discount, warehouse allowance, advertising allowance, demo sales and credit policies of the Company are specifically set forth in the Disclosure Schedule. The Company has delivered to Parent prior to the date hereof complete and accurate copies of all such warranties and policies.

2.28 Relations with Suppliers and Customers. No material current supplier of the Company has canceled any contract or order for provision of, and, to the Company's knowledge, there has been no threat by any such supplier not to provide, raw materials, products, supplies or services to the business of the Company either prior to or following the Effective Time. The Company has not received any information from any customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the Company either prior to or following the Effective Time. The Disclosure Schedule lists each supplier to the Company that is the source of a particular raw material, product, supply or service with respect to which locating and qualifying a replacement source would involve significant cost or delay.

2.29 Indemnification Obligations. Except as set forth in the Disclosure Schedule, the Company is not a party to any Contract which contains any provisions requiring the Company to indemnify any Person (excluding indemnities contained in the Company's standard terms and conditions of sale, copies of which have been provided to Parent).

2.30 Absence of Certain Business Practices. Neither the Company, nor, to the Company's knowledge, any director, officer, employee or agent of the Company, has, directly or indirectly, given or agreed to give any gift or similar benefit or agreed to make or made any payment to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which
         (a) would reasonably be expected to subject the Company, Parent or Merger Subsidiary to any damage or penalty in any civil, criminal or governmental litigation proceeding, or (b) violated or violates any Applicable Law.

2.31 Brokers. Except as set forth in the Disclosure Schedule, neither the Company, nor any of its directors, officers or employees, has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby.

2.32 Minute Books. The minute books of the Company, as previously made available to Parent and its representatives, contain, in all material respects, complete and accurate records of all meetings of and corporate actions or written consents by the stockholders, Boards of Directors, and committees of the Boards of Directors of the Company.

2.33 Disclosure. No representation or warranty by Company in this Agreement, including the Disclosure Schedule and the Exhibits hereto, and no statement contained or to be contained in any document or certificate to be delivered by the Company pursuant to Article 5, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To Company's knowledge, except as set forth in the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of the Company which, as it relates directly to the business of Company, could reasonably be expected to have a Material Adverse Effect on the Company.

2.34 Investigation by Parent. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by Parent shall affect the representations and warranties of the Company under this Agreement or contained in any other writing to be furnished to Parent in connection with the transactions contemplated hereunder and (b) such representations and warranties shall not be affected or deemed waived because Parent should have known that any of the same is or might be inaccurate in any respect.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

         As a material inducement to the Company to enter into this Agreement, with the understanding that the Company and the Stockholders will be relying thereon in consummating the transactions contemplated hereunder, Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that the statements contained in this Article 3 are true and correct.

3.1 Corporate Existence and Power. Parent and Merger Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and each has all requisite corporate power and authority required to own, operate and lease its respective assets and properties as now owned, leased and operated and to carry on its respective business as now being conducted. Parent and Merger Subsidiary are each duly qualified or licensed to do business as a foreign corporation and are in good standing in every jurisdiction in which the character or location of their properties and assets owned, leased or operated by them or the nature of their business require such licensing or qualification, except where the failure to be so qualified, licensed or in good standing  in  such  jurisdiction  would  not,  individually  or in  the aggregate, have a Material Adverse Effect on Parent or Merger Subsidiary. Merger Subsidiary is a recently-formed Delaware corporation that has not conducted, and prior to the Effective Time will not conduct, any activities other than those incident to its formation and in connection with the consummation of the Merger and any of its other obligations set forth herein.

3.2 Authorization. Parent and Merger Subsidiary have the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder. The Boards of Directors of Parent and Merger Subsidiary and Parent, as the sole shareholder of Merger Subsidiary, have taken all action required by Applicable Law, their respective Certificates of Incorporation and Bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated herein and no other corporate proceedings on the part of Parent or Merger Subsidiary are, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the legal, valid and binding obligations of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 Consents and Approvals. No Consent by any individual or entity, including without limitation any Governmental Authority or Person, is required in connection with the execution, delivery or performance of this Agreement by Parent and Merger Subsidiary or the consummation by Parent and Merger Subsidiary of the transactions contemplated herein, other than (a) requirements of the DGCL for filing of appropriate documents to effect the Merger, (b) filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice of a pre-merger notification and report under the HSR Act or (c) where the failure to make any such filing, or to obtain such permit, authorization, Consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Parent or Merger Subsidiary from performing their obligations under this Agreement.

3.4 Available Capital Resources. The Parent has existing cash reserves and borrowing capacity under existing credit facilities necessary to pay the Merger Consideration and satisfy the obligations of Parent and Merger Subsidiary hereunder.

3.5 Disclosure. No representation or warranty by Parent or Merger Subsidiary in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by either Parent or Merger Subsidiary to the Company in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.6 Non-Contravention. Neither the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement nor the consummation of the transactions contemplated herein will (a) contravene or conflict with the respective Certificate of Incorporation or Bylaws of Parent and Merger Subsidiary; (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Parent or Merger Subsidiary or any of the Parent's or Merger Subsidiary's assets (c) result in the creation or imposition of any Lien on any of Parent's or Merger Subsidiary's assets, other than Permitted Liens or (d) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Subsidiary is a party, or by which any of their respective properties or assets may be bound, except in the cases of clause (b) where such conflicts or other occurrences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Subsidiary.

3.7 Brokers. Except for the engagement by Parent of Piper Jaffray Companies, neither Parent nor Merger Subsidiary, nor any of their directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby. Parent shall be solely responsible for all fees payable to Piper Jaffray Companies in connection with such engagement.

3.8 Litigation. There are no Proceedings nor any investigations or reviews by any Governmental Authority against or affecting the Parent or any of its Subsidiaries, pending or, to Parent's and Merger Subsidiary's knowledge, threatened, against or by the Parent or any of its Subsidiaries or any of their assets or which (a) challenge or seek to prevent, enjoin, alter, rescind or delay the transactions contemplated by this Agreement or (b) which, if adversely determined, could materially affect Parent's ability to pay the Merger Consideration.

3.9 AMS Reports; Financial Statements. Parent has made available to the Principal Stockholders via EDGAR true and complete copies of (i) AMS Holdings' Annual Report on Form 10-K, for the fiscal year ended January 3, 2004, as filed with the SEC under the Exchange Act, (ii) AMS Holdings' proxy statements relating to all of the meetings of shareholders (whether annual or special) of AMS Holdings since January 1, 2004, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) required to be filed by AMS Holdings with the SEC under the Securities Act and/or the Exchange Act, as applicable, since January 3, 2004. The reports and statements set forth in clauses (i) through
         (iii), above, including all exhibits and information incorporated by reference therein, are referred to collectively herein as the "AMS Reports." Since January 3, 2004, AMS Holdings has filed all AMS Reports required to be filed by it with the SEC under the Securities Act and/or the Exchange Act, as applicable. As of their respective filing dates (and if amended or supplemented by a filing prior to the date of this Agreement, then as of the date of such amended or supplemented filing), the AMS Reports (i) complied in all material respects with the then-applicable requirements of the Securities Act and the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of AMS Holdings is required to file any forms, reports or other documents with the SEC. The audited consolidated financial statements and unaudited interim financial statements of AMS Holdings included in the AMS Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of AMS Holdings and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit or other adjustments, and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act. Since the date of filing with the SEC of AMS Holdings' most recent Quarterly Report on Form

         10-Q, with respect to Parent and the Merger Subsidiary, there has not been any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary.

                                    ARTICLE 4
                                    COVENANTS

4.1 Conduct of the Business. Except as contemplated by this Agreement or to the extent that Parent otherwise consents in writing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing, the Company shall maintain its assets and properties and carry on its businesses and operations in the ordinary course of business in a manner consistent with past practice; and the Company shall use commercially reasonable efforts to preserve intact its business organization, existing business relationships
         (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value.

4.2 Company's Agreements as to Specified Matters. Except, as specifically set forth on the Disclosure Schedule, for payment of Transaction Expenses, or as contemplated by this Agreement or as may be otherwise agreed in writing by Parent, from the date hereof until the earlier of the termination of this Agreement or the Closing, the Company shall not:

         (a) Amend its Certificate of Incorporation or Bylaws (or other similar governing instruments);

         (b) Except for trade payables incurred in the ordinary course of business and consistent with past practice, create, incur or assume any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person;

         (c) Pay, discharge or satisfy any claims, liabilities or obligations in an amount in excess of $25,000 in the aggregate, other than in the ordinary course of business, consistent with past practice;

         (d) Permit or allow any of its properties or assets which are material to the operation of its business to be subjected to any Lien, except Permitted Liens;

         (e) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable or any trade accounts or trade notes, other than in the ordinary cause of business consistent with past practice;

         (f) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its business, other than in the ordinary course of business consistent with past practice;

         (g) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights other than for such Intellectual Property Rights which, individually or in the aggregate, are not material to the conduct of their businesses;

         (h) Sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of their respective assets, except for sales of inventory in the ordinary course of business consistent with past practice;

         (i) (i) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees; (ii) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Benefit Plan;
              (iii) contribute, set aside for contribution or authorize the contribution of any amounts for any such Benefit Plan except as required (and not discretionary) by the terms of such Benefit Plan; or (iv) grant or become obligated to grant any bonus or general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Benefit Plan) except as required pursuant to any contractual obligation in existence as of the date hereof;

         (j) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually in excess of Twenty-Five Thousand Dollars ($25,000);

         (k) Except as specifically contemplated by this Agreement and except for the payment of dividends that are accrued but unpaid under the Company's Certificate of Incorporation on Company Preferred Stock
              (i) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities; (ii) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities, except issuance of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on the date hereof; (iii) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (iv) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

         (l) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or stockholder;

         (m) Terminate, enter into or amend in any material respect any Scheduled Contract, or, outside of the ordinary course of business, take any action or omit to take any action which will cause a breach, violation or default (however defined) under any Scheduled Contract;

         (n) Resolve any dispute or examination related to Taxes, make any election with respect to Taxes or apply for any change in Tax accounting method; or

         (o) Agree, whether in writing or otherwise, to take any action described in this subsection.

4.3 Full Access. The Company shall afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents at Parent's expense, reasonable access to the facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations as it shall desire to make of the affairs of the
         Company; provided, however, that any such investigation shall be conducted upon five (5) days written notice in such a manner as not to interfere unreasonably with business operations; and the Company shall furnish such additional financial and operating data and other information as Parent shall, from time to time, reasonably request, including, without limitation, access to the working papers of their independent certified public accountants.

4.4 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished or made available to it in connection with the transactions contemplated herein ("Information") for any purpose or in any manner other than solely in connection with its evaluation or consummation of the transactions contemplated by this Agreement in a manner that the disclosing party has approved and shall in no event use or permit the use of any of such Information in a manner or for a purpose detrimental to such other party, and that it will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than solely to its responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents (collectively, the "Representatives") who have a "need to know" to carry out the purposes of this Agreement, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Applicable Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such Information. Each party shall instruct its Representatives to observe the terms of this Agreement and shall be responsible for any breach of this Agreement by any of its Representatives. The term "Information" as used herein shall not include any information relating to a party which the party receiving such information can show: (i) to have been rightfully in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the receiving party; (iii) to have been received separately by the receiving party in an unrestricted manner from a person entitled to disclose such information; or (iv) to have been developed independently by the receiving party without regard to any Information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of materials containing Information and to destroy any summaries, analyses or extracts thereof or based thereon (whether in hard copy form or intangible media) should the transactions contemplated herein not occur. Upon the return of all of Information by the recipient of such Information to the disclosing party, the recipient shall deliver written certification that it does not have any copies of Information in its possession. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information, which shall in no event be less than reasonable care. The provisions of this Section 4.4 shall survive for five (5) years after any termination of this Agreement.

4.5 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein, the parties hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under Applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including, without limitation, obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including, without limitation: (a) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (b) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.6      Further Assurances; Cooperation; Notification.

         (a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement including the satisfaction of all conditions contained in Articles 5 and 6 of this Agreement.

         (b) To the extent permitted by Applicable Law and provided that Parent is not in material breach of this Agreement and not otherwise prohibited by any contract to which the Company is a party, the Company shall cooperate with Parent to promptly develop plans for the management of the businesses after the Closing, including, without limitation, plans relating to productivity, marketing, operations and improvements, and the Company shall further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to Applicable Law and any other confidentiality obligations, Company shall confer on a regular and reasonable basis with one or more representatives of Parent to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or is reasonably likely to result in a failure by such party to satisfy the conditions specified in Articles 5 or 6, as applicable.

4.7 Approval of Stockholders. As promptly as practicable after the execution of this Agreement, the Company will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a meeting of the Stockholders to consider and vote upon or to solicit consent in writing regarding the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby (the "Stockholder Approval"). The Board of Directors of the Company has on the date of this Agreement unanimously adopted a resolution recommending that the Stockholders approve the Merger and this Agreement and the consummation of the transactions contemplated herein.

4.8 Update Disclosure; Breaches. Not less than two (2) Business Days prior the Closing, the Company shall supplement or amend the Disclosure Schedule (a) if any representation or warranty made by the Company in this Agreement was when made, or has subsequently become, untrue in any material respect, and (b) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which may cause any condition to the obligations of any party hereto to effect the transactions contemplated by this Agreement not to be satisfied. For purposes of determining the accuracy as of the Closing of the representations and warranties of the Company contained in Article 2 in order to determine the fulfillment of the condition set forth in Section 5.1 and to determine whether a material breach has occurred pursuant to Section 7.1(d), the Disclosure Schedule will be deemed to exclude any material information contained in any update to the Disclosure Schedule delivered after the date of this Agreement. If Parent has a right to terminate this Agreement pursuant to Section 7.1(d) and if Parent does not so terminate this Agreement by delivery of written notice to the Company within ten (10) Business Days after its receipt of such information but prior to the Closing Date, Parent will be deemed to have waived its right to terminate this Agreement on account of the matter or matters therein contained (including any claim that the closing condition set forth in Section 5.1 has not been satisfied), and if the Closing takes place, the Disclosure Schedule, as so updated, will be deemed to be the Disclosure Schedule for all purposes of this Agreement, including without limitation, for purposes of Section 8.2.

4.9 No Solicitation. The Company agrees (i) it will negotiate exclusively with Parent and its authorized representatives regarding the transaction contemplated hereby and will not, directly or indirectly, encourage or solicit the submission of, entertain inquiries, proposals or offers from, or enter into any agreement or negotiate with any person or entity (other than Parent) for the acquisition of the Company (whether by merger, combination, sale of assets, sale of stock or otherwise) or other disposition of assets or technology other than in the ordinary course of business, and (ii) it will not furnish to any person any information with respect to any transaction prohibited by this Section 4.9. The Company agrees to take the necessary steps to promptly inform any such third party of the obligations undertaken in this Section 4.9 and this Agreement. The Principal Stockholders and the Company agree to immediately inform Parent of any such inquiry from any such third party, including the material terms thereof (including without limitation, any terms regarding price) and the identity of the Person making such inquiry, and to keep the Parent informed, on a current basis, of the status and terms of any such proposals or offers. Notwithstanding the foregoing, in the event that, prior to obtaining the Stockholder Approval, the Company's Board of Directors receives a Superior Proposal, the Company's Board of Directors may, if it determines in good faith, by resolution duly adopted after consultation with outside legal counsel to the Company, that such action is required in order for the Company's Board of Directors to comply with its fiduciary duties under Applicable Law, approve or recommend such Superior Proposal and terminate this Agreement as permitted pursuant to the terms of Section 7.1(h); provided that:

         (a) the Company notifies Parent in writing that it intends to take such action, which notice must identify the party making such proposal, set forth the material terms of such proposal, and have attached to it the most current version of any such written agreement;

         (b) Parent shall not have proposed, within five (5) Business Days after receipt of such notice from the Company, to amend this Agreement to provide for terms as favorable as or superior to those of the Superior Proposal;

         (c) for a period of five (5) Business Days after receipt of Parent's proposal to amend this Agreement, the Company shall have reasonably considered and discussed in good faith all proposals submitted by the Parent and, without limiting the foregoing, met with, and caused its financial advisors and legal advisors to meet with, Parent and its advisors from time to time as reasonably requested by Parent to reasonably consider and discuss in good faith the Parent's proposals; and

         (d) the Company's Board of Directors in good faith determines, after consultation with its financial and legal advisors, that after taking into account any amendments to this Agreement proposed by the Parent as of the end of such five (5) Business Day negotiation, the Parent's proposal is not at least as favorable to the stockholders of the Company as the Superior Proposal.

4.10 Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed, unless specifically ordered to do so by a court of competent jurisdiction after consulting with the other party or unless required by Applicable Law or regulation including, but no limited to, the rules and regulation of the Securities and Exchange Commission and the Nasdaq Stock Market.

4.11     Preparation of Tax Returns: Tax Matters.

         (a)  Tax Returns.

              (i) The Company shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company on or before the Closing Date and shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

              (ii) Parent shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company after the Closing Date and shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns; provided that, notwithstanding any other provision of this Agreement, within 10 days of the Parent's remittance of such Taxes, the Stockholders shall reimburse Parent for the portion of such Taxes attributable to the portion of any Straddle Period (as hereinafter defined) ending on the Closing Date, except to the extent a reserve with respect to such Taxes was established on the Closing Balance Sheet (exclusive of any reserves for deferred Taxes established to reflect timing differences between book and taxable income pursuant to Statement of Financial Accounting Standards No. 109). Any Tax Return required to be filed by Parent with respect to the Company for any taxable year or period that begins before and ends after the Closing Date (a "Straddle Period") shall be submitted to the Stockholders' Representative no less than ten (10) days prior to the filing of such Tax Return for review by the Stockholders' Representative, and Parent shall consider in good faith any proposed revisions to such Tax Returns as the Stockholders' Representative may reasonably request.

              (iii)  To   the   extent   permitted   or   required   by  law  or
                     administrative practice, (x) the taxable year of the Company which includes the Closing Date shall be treated as closing on and including the Closing Date and, notwithstanding the foregoing, (y) all transactions not in the ordinary course of business occurring after the Closing shall be reported on Parent's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulationss.1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Parent to the extent permitted by law. Where it is necessary to apportion between the Stockholders and Parent the Tax liability of the Company for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes imposed on a periodic basis shall be allocated on a daily basis.

         (b)  Transfer  Taxes.  All sales,  use,  stock or realty  transfer,  or similar Taxes resulting directly from the transactions contemplated by this Agreement ("Transfer Taxes") shall be borne equally by the Stockholders (to the extent of their Percentage Interest) on the one hand, and Parent on the other hand. The
              Stockholders and Parent shall cooperate with each other and, subject to the other terms of this Agreement, take any action reasonably requested by the other parties hereto which does not cause such party to incur any cost or material inconvenience in order to minimize Transfer Taxes. Notwithstanding the provisions of Section 4.11(a), which shall not apply to Tax Returns relating to Transfer Taxes resulting directly from the transactions contemplated hereby, any Tax Returns that must be filed in connection with such Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other parties hereto at least ten days prior to the due date for such Tax Returns, and the other Party shall pay its portion of such Taxes no later than two business days prior to the due date for such Taxes.

         (c) Assistance and Cooperation. After the Closing Date, each of the Stockholders and Parent shall (and shall cause their respective Affiliates to) at the sole expense of the requesting party:

              (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

              (ii) assist the other parties hereto in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 4.11(a); and

              (iii)  cooperate fully in preparing for any audits of, or disputes
                     with  any  federal,   state  or  local  Taxing  authorities
                     regarding, any Tax Returns of the Company.

4.12 Post-Closing Obligations of Parent and the Surviving Corporation. During the Contingent Period, Parent will and, to the extent applicable, will cause its Affiliates to (a) use commercially reasonable efforts to maintain and increase sales of the Products, and
         (b) in good faith not undertake any action the primary purpose of which is to negatively impact the amount of Contingent Merger Consideration to be paid hereunder. In furtherance of the foregoing covenant, during the Contingent Period, Parent will and, to the extent applicable, will cause its Affiliates to, (i) not enter into any sales agreements with respect to the Product with any Affiliates of Parent whose revenues are not consolidated with Parent's revenues on pricing and other terms that have not been negotiated at "arms length" and which are reasonable and customary, (ii) not divest or sell any division responsible for selling and marketing the assets constituting the Product, unless express provision has been made with any such successor entity to assume Parent's obligations pursuant to this Section 4.12; provided, however, that notwithstanding any such divestiture, Parent shall remain liable for payment of any Contingent Merger Consideration that becomes due and payable under this Agreement, after resolution of any disputes with respect to the amount of the Contingent Merger Consideration in accordance with this Agreement, that such successor entity fails to pay when it becomes due and payable, (iii) maintain the FDA approvals for the Product that exist on the date hereof; (iv) use commercially reasonable efforts to maintain inventory in quantities of the Product sufficient to support sales orders; (v) shall cause to have in place valid and binding insurance policies (including, without limitation, product liability insurance policies) insuring the Surviving Corporation, its assets, properties and business in scope and amount similar that which Parent maintains for Parent, its assets, properties and business; (vi) not compromise or settle an invoice related to the sale of a Product in exchange for payment of an invoice or any other benefit related to the sale of another product sold by Parent or one of its Affiliates; and (vii) devote resources to the marketing and sale of the Product that are at least as great, in the aggregate, as the resources that the Company devoted to the marketing and sale of the Product prior to Closing.

4.13 Charter and Bylaws. For a period of six (6) years after the Effective Time, neither Parent nor Merger Subsidiary will amend the Certificate of Incorporation or the Bylaws of the Surviving Corporation to provide for indemnification provisions and limitation of liability provisions that are any less favorable to the officers and directors of the Company than the indemnification and limitation of liability provisions contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof.

                                   ARTICLE 5
           CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATIONS

         The obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived by Parent (on behalf of itself and Merger Subsidiary):

5.1 Representations and Warranties True. The representations and warranties of the Company contained in this Agreement qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of the Company not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time (it being understood that, in determining the accuracy of such representations and warranties for purposes of this Section 5.1, any disclosure made pursuant to Section 4.8, shall be disregarded), except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3 Certificate of Merger. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

5.4 Estimated Closing Balance Sheet. Parent shall have received the Estimated Closing Balance Sheet, which shall be prepared in accordance with this Agreement, subject entirely to Parent's rights under Section 1.10.

5.5      Required Approvals and Consents.

         (a) All action required by Applicable Law and otherwise to be taken by the Board of Directors of the Company and the Stockholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) All Consents of or from all Governmental Authorities required hereunder to consummate the transactions contemplated herein shall have been delivered, made or obtained, and Parent shall have received copies thereof. This Section 5.5(c) shall not constitute a condition to the obligations of Parent and Merger Subsidiary to consummate the Merger if any of Parent or Merger Subsidiary fails, or fails to cause any of its Subsidiaries, to timely make any filing with or give any notice to any Governmental Authority, or to use its commercially reasonable efforts as set forth in Section
              4.5 to obtain any approval from any Governmental Authority under the HSR Act or any other Applicable Law, required of Parent or Merger Subsidiary or any of their Subsidiaries.

5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other person or entity shall have been instituted or threatened that (a) questions the validity or legality of the transactions contemplated hereby, (b) imposes or seeks to impose material limitations on the ability of Parent or any of its Affiliates to acquire or hold or to exercise full rights of ownership of any securities of the Company; (c) seeks to prohibit direct or indirect ownership or operation by Parent or any of its Affiliates of all or any portion of the business or assets of the Company, or to compel Parent or any of its Affiliates or the Company to dispose of or to hold separately all or a material portion of the business or assets of Parent and its Affiliates or of the Company, as a result of the transactions contemplated hereby, or (d) is reasonably expected either individually or in the aggregate, to have a Material Adverse Effect on the Company; provided that this Section 5.6 shall not constitute a condition to the obligations of Parent and Merger Subsidiary to consummate the Merger if Parent, Merger Subsidiary or any other Subsidiary of Parent files suit or institutes proceedings with respect to the Merger and/or the other transactions contemplated herein.

5.7 Legislation. No Applicable Law shall have been enacted which prohibits the consummation of the transactions contemplated hereby or the satisfaction of any of the conditions to the consummation of such transaction.

5.8 No Material Adverse Effect. Parent shall not have discovered any fact, event or circumstance which has not been disclosed to Parent in the Disclosure Schedule as of the date of this Agreement which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

5.9 Certificates. Parent shall have received such certificates of the Company's officers, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 5 and such other matters as may be reasonably requested by Parent.

5.10 Other Receipts; Good Standing. Parent shall have received copies of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware; and Certificates of Good Standing (or their equivalent) from the Secretaries of State of the States of Delaware and Illinois evidencing the good standing (or its equivalent) of the Company in such jurisdictions.

5.11 Opinions of Company Counsel. Parent shall have received an opinion from, counsel to the Company, dated the Closing Date, in form and substance reasonably acceptable to Parent.

5.12 Escrow Agreement. The Company, the Stockholders' Representative and Escrow Agent shall have executed and delivered the Escrow Agreement.

5.13 Dissenting Shares. Not more than 5% of the issued and outstanding shares of Company Capital Stock as of the Closing Date shall be Dissenting Shares.

5.14 Officer and Director Releases. Parent shall have received Letters of Resignation and Release of Claims, dated effective as of the Effective Time, in substantially the form of Exhibit C from the officers and directors of the Company and the Principal Stockholders.

5.15 Principal Stockholder Releases. Parent shall have received a general release of Claims from the Principal Stockholders, dated effective as of the Effective Time, in substantially the form delivered by Parent to the Principal Stockholders on or before the date hereof.

5.16 MRI Agreement. The Company and Manufacturing & Research, Inc. shall have entered into an agreement, in form and content reasonably satisfactory to Parent, confirming that the Company owns all intellectual property relating to the Product developed during the course of the manufacturing relationship between the Company and Manufacturing & Research, Inc.

5.17 Intellectual Property Assignment. The employees of the Company designated by Parent on or before the date hereof shall have entered into an agreement with the Company, in substantially the form delivered by Parent to the Company on or before the date hereof, confirming that the Company owns all intellectual property relating to the Product developed during the course of their employment with the Company.

5.18 Release of Security Interest. Mt. Prospect National Bank shall have released its security interest in the Company's assets and a UCC-3 financing statement terminating such security interest shall have been delivered to Parent or filed in accordance Applicable Law.

                                   ARTICLE 6
                       CONDITIONS TO COMPANY'S OBLIGATIONS

         The obligation of the Company to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived by the Company:

6.1 Representations and Warranties True. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects and the representations and warranties of Parent and Merger Subsidiary not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

6.2 Performance. Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent and Merger Subsidiary at or prior to the Closing.

6.3 Certificate of Merger. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

6.4      Corporate Approvals.

         (a) The Boards of Directors of Parent and Merger Subsidiary and Parent, as sole stockholder of Merger Subsidiary, shall have approved the transactions contemplated hereby. All corporate action required to be taken by Parent and Merger Subsidiary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) All Consents of or from all Governmental Authorities required hereunder to consummate the transactions contemplated herein. This
              Section 6.4(c) shall not constitute a condition to the obligations of Company to consummate the Merger if Company fails, or fails to cause any of its Subsidiaries, to timely make any filing with or give any notice to any Governmental Authority, or to use its commercially reasonable efforts as set forth in Section 4.5 to obtain any approval from any Governmental Authority under the HSR Act or any other Applicable Law, required of Company or any of its Subsidiaries.

6.5 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other person or entity shall have been instituted or threatened that (a) questions the validity or legality of the transactions contemplated hereby, or (b) is reasonably expected either individually or in the aggregate, to have a Material Adverse Effect on Parent and/or Merger Subsidiary; provided that this Section 6.5 shall not constitute a condition to the obligations of Company to consummate the Merger if Company or any of its Subsidiaries files suit or institutes proceedings with respect to the Merger and/or the other transactions contemplated herein.

6.6 Legislation. No Applicable Law shall have been enacted which prohibits the consummation of the transactions contemplated hereby or the satisfaction of any of the conditions to the consummation of such transaction.

6.7 No Material Adverse Effect. The Company shall not have discovered any fact, event or circumstance which has not been disclosed to the Company as of the date of this Agreement or disclosed in any AMS Report filed with the SEC on or prior to the date of this Agreement which has had, or could reasonably be expected to have, a Material Adverse Effect on Parent or its Affiliates, taken as a whole.

6.8 Certificates. Parent and Merger Subsidiary shall have furnished the Company with such certificates of Parent's and Merger Subsidiary's officers, in a form and substance reasonably acceptable to the Company, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 6 and such other matters as may be reasonably requested by the Company.

6.9 Other Receipts; Good Standing. The Company shall have received copies of the Certificate of Incorporation, or similar governing document of Parent and Merger Subsidiary, certified by the Secretary of State of the state of incorporation of Parent and Merger Subsidiary; and Certificates of Good Standing (or their equivalent) from the Secretary of State of each state in which Parent and Merger Subsidiary is incorporated.

6.10 Opinion of Parent Counsel. Parent shall have delivered to Company an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to Parent and Merger Subsidiary, dated the Closing Date, in form and content reasonable acceptable to the Company.

6.11 Escrow Agreement. Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement and the appropriate funding obligations with respect thereto shall have been satisfied.

6.12     Security   Agreement.   Parent,  the  Surviving   Corporation  and  the
         Stockholders' Representative shall have executed and delivered the Security Agreement.

6.13 AMS Holdings Guaranty. AMS Holdings shall have executed and delivered the Guaranty.

                                   ARTICLE 7
                                   TERMINATION

7.1 Methods of Termination. Subject to the other provisions of this Article 7, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the Stockholders, at any time prior to the Closing:

         (a) By mutual written consent of Parent, Merger Subsidiary and the Company; or

         (b) By Parent and Merger Subsidiary on or after the Termination Date, or such later date as may be established pursuant to Section 1.3, if any of the conditions provided for in Article 5 of this Agreement have not been reasonably satisfied or waived in writing by Parent prior to such date (unless the failure results primarily from a breach by Parent or Merger Subsidiary of any representation, warranty or covenant contained in this Agreement); or

         (c) By the Company on or after the Termination Date, or such later date as may be established pursuant to Section 1.3, if any of the conditions provided for in Article 6 of this Agreement have not been reasonably satisfied or waived in writing by the Company prior to such date (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

         (d) By Parent and Merger Subsidiary if there has been a material breach of any representation, warranty, covenant or agreement which remains uncured for thirty (30) days after written notice thereof on the part of the Company set forth in this Agreement; or

         (e) By the Company if there has been a material breach of any representation, warranty, covenant or agreement which remains uncured for thirty (30) days after written notice thereof on the part of Parent or Merger Subsidiary set forth in this Agreement; or

         (f) By either party if any court of competent jurisdiction or any other governmental body has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action has become final and nonappealable; or

         (g) By Parent upon written notice to the Company if, prior to obtaining the Stockholder Approval, the Board of Directors of the Company (i) withdraws, modifies or changes its recommendation regarding the approval of this Agreement or the Merger in a manner adverse to Parent; (ii) approves, accepts or enters into a definitive agreement for an Acquisition Proposal; or (iii) recommends to the Stockholders an Acquisition Proposal; or

         (h) By the Company upon written notice to Parent if, prior to obtaining the Stockholder Approval, the Board of Directors of the Company (i) approves, accepts or enters into a definitive agreement for an Acquisition Proposal; or (ii) recommends to the Stockholders an Acquisition Proposal, in each case pursuant to
              Section 6.2.

7.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 7.1, written notice thereof will forthwith be given to the other party or parties, and, subject to Article 8, the transactions contemplated herein will be abandoned, without further action by any party hereto.

7.3 Effect of Termination. If this Agreement is terminated as provided herein:

         (a) each party will, upon request, return all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) the obligations of Sections 4.4, 4.10, 7.3, 7.4 and 7.5 and 12.3 and Article 9 will survive termination of this Agreement; and

         (c) any and all remedies available to each party either in law or equity shall be preserved and survive the termination of this Agreement.

7.4 Termination Fee. In recognition of the time, efforts and expenses expended and incurred by Parent with respect to the Company and the opportunity that the acquisition of the Company presents to Parent, if:
         (a) this  Agreement  is  terminated  either (i) by Parent  pursuant  to
         Section 7.1(g); or (ii) by the Company pursuant to Section 7.1(h),  and
         (b) following such a termination the Company consummates a transaction contemplated by an Acquisition Proposal relating to the Company within twelve (12) months following the date the Agreement is so terminated, the Company will pay to Parent a fee in the amount of Five Million Dollars ($5,000,000) (the "Termination Fee"). The Company acknowledges that the provisions of this Section 7.4 are an integral part of the transactions contemplated by this Agreement and are not a penalty. Parent agrees that payment by the Company of the Termination Fee to it will constitute the sole and exclusive remedies of Parent and the Merger Subsidiary upon termination of this Agreement pursuant to
         Section 7.1(g) or 7.1(h), regardless of the circumstances giving rise to such termination. In no event will the Company be required to pay more than one Termination Fee.

7.5 Non-Solicitation. If this Agreement is terminated pursuant to Section 7.1(a), (b), (c), (e) or (f) without the Closing occurring, neither Parent nor any of its Affiliates will solicit for employment any employee or officer of the Company for a period of one (1) year after such termination. This Section 7.4 shall not preclude Parent or its Affiliates from soliciting or hiring any such person who responds to any advertisement that is not specifically directed to employees of the Company or who has been terminated by the Company prior to commencement of employment discussions between Parent or one of its Affiliates and such person.


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

                                   ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

8.1 Survival. The representations and warranties of each party contained in this Agreement, and the indemnification obligations of the Company and the Stockholders with respect thereto, will survive the Closing and shall expire eighteen (18) months after the Closing Date.
         Notwithstanding the preceding sentence, the representations and warranties contained in Sections 2.17 (Benefit Plans), 2.20 (Environmental Compliance) and 2.22 (Tax Matters), and the indemnification obligations of the Company and the Stockholders with respect thereto, shall survive the Closing for a period of six (6) months after all applicable statutes of limitations with respect to any claims governing the respective matters set forth therein have expired. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate in accordance with this Section 8.1 shall continue to survive, if a notice of Claim pursuant to this Article 8 shall have been timely given under Section 8.4 on or prior to such termination date, until the related claim has been satisfied or otherwise resolved as provided herein, provided, however, that such representation or warranty shall survive solely in connection with such claim and no other claims may be made with respect thereto. The covenants set forth in this Agreement that are to be performed on or prior to Closing shall survive for a period of eighteen (18) months after the Closing, and all other covenants shall survive for the period of time set forth in the particular covenant, and, if no time is set forth, such covenant shall survive the Closing indefinitely. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

8.2 Indemnification by Stockholders. Subject to Section 8.5, the Stockholders (pro rata based on a Stockholder's Percentage Interest) agree to indemnify, defend and hold harmless Parent, its directors, officers, employees, agents, advisors and Affiliates (collectively, the "Parent Indemnitees"), from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by Parent Indemnitees in connection with enforcing their indemnification rights pursuant to this Section 8.2 by reason of or resulting from (a) any untrue representation of, or breach of warranty by, the Company in any part of this Agreement, (b) any nonfulfillment of any covenant, agreement or undertaking of the Company in any part of this Agreement,
         (c) any third party claim relating to the Company, whether presently in existence or arising hereafter, arising from or related to any medical procedure performed on or before the Closing Date which utilized the Product, regardless of whether such claim arises out of or constitutes a breach of any representation, warranty or covenant in this Agreement,
         (d) any Liabilities for Taxes of the Company or any respective predecessor in interest with respect to any tax period or portion


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

         thereof ending on or before the Closing Date, regardless of whether such Liabilities for Taxes arise out of or constitute a breach of any representation, warranty or covenant in this Agreement, (e) any payments made to Dissenting Stockholders pursuant to the DGCL in excess of the Merger Consideration per share of Company Common Stock or Company Preferred Stock held by Dissenting Stockholders, (f) any negative Purchase Price Adjustment that has not been paid pursuant to
         Section 1.8(b) and 1.10(d); and (g) any claim that the conduct of the Company's business on or before the Closing Date infringed, misappropriated or conflicted with any intellectual property right of any other Person, regardless of whether such claim arises out of or constitutes a breach of the representation and warranty set forth in the first sentence of Section 2.20(g) (each of the above shall be referred to herein as the "Stockholders' Indemnification Liability"). Notwithstanding the foregoing, if the Closing does not occur, indemnification obligations set forth in this Section 8.2 shall be the obligations of the Company and not the Stockholders.

8.3 Indemnification by Parent. Subject to Section 8.5, Parent and Surviving Corporation agree to indemnify, defend and hold harmless each of the Stockholders, its directors, officers, employees, agents, advisors and Affiliates and, prior to but not after Closing, the Company, its directors, officers, employees, agents, advisors and Affiliates (collectively, the "Stockholders Indemnitees") from and against any and all Damages asserted against, relating to, imposed upon, suffered or incurred by the Stockholder Indemnitees in connection with enforcing their indemnification rights pursuant to this Section 8.3 by reason of or resulting from (a) any untrue representation of, or breach of warranty by, Parent or Merger Subsidiary in any part of this Agreement,
         (b) any nonfulfillment of any covenant, agreement or undertaking of Parent or Merger Subsidiary in any part of this Agreement; (c) any liability of the Surviving Corporation arising out of the operation of the Surviving Corporation, any Subsidiary of the Surviving Corporation or any of their respective businesses after the Closing Date; (d) any Liabilities for Taxes of the Surviving Corporation, any Subsidiary of the Surviving Corporation or any respective predecessor in interest with respect to any tax period or part thereof beginning after the Closing Date; (e) any Product Liability Claim or other third party claim relating to the Surviving Corporation or any Subsidiary of the Surviving Corporation, arising from acts, events, conditions or circumstances occurring after the Closing Date; (f) the amount by which any payment made to Dissenting Stockholders pursuant to DGCL is less than the Merger Consideration per share of the Company Common Stock or Company Preferred Stock held by Dissenting Stockholders, and (g) any positive Purchase Price Adjustment that has not been paid pursuant to
         Section 1.8(b) and 1.10(d) (each of the above shall be referred to herein as the "Parent's Indemnification Liability").

8.4      Claims for Indemnification.

         (a) Subject to Section 8.1, whenever any claim arises for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), will promptly notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except


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

              to the extent the rights of the Indemnifying Party are materially prejudiced. In the event that the Stockholders are seeking indemnification as the Indemnified Party hereunder, or indemnification is sought against the Stockholders as an Indemnifying Party hereunder, then in either such case, the Stockholders' Representative shall be entitled to act on behalf of, and receive notice on behalf of, the Stockholders for any and all purposes stated therein. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "Third Party Claim"), the notice to the Indemnifying Party will specify with reasonable specificity, if known, the basis under which the right to indemnification is being asserted and the amount or an estimate of the amount of the liability arising therefrom; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are materially prejudiced. The Indemnifying Party shall have the sole right to dispute and defend all Third Party Claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, except that the Indemnified Party shall have the right to participate in such defense at its own expense. The Indemnified Party shall cooperate in all reasonable respects in the investigation, trial and defense of any such claim, including making personnel, books, and records relevant to the claim available to the Indemnifying Party, without charge, except for reasonable out-of-pocket expenses. If the Indemnifying Party fails to take action within thirty (30) of receipt of notice of an indemnification claim by the Indemnified Party, then the Indemnified Party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the reasonable expenses of defense or settlement of the claim. The Indemnified Party shall also have the right and upon delivery of advance written notice to such effect to the Indemnifying Party, exercisable in good faith, to take such action as may be reasonably necessary to avoid a default judgment prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party, so long as the Indemnifying Party has received due and timely notice from the Indemnified Party as set forth above, and any reasonable expenses incurred by Indemnified Party so acting shall be paid by the Indemnifying Party; provided that the Indemnifying Party agrees that the Third Party claim is a bona fide indemnification claim under this Agreement. Except as otherwise provided herein, the Indemnified Party will not, except at its own cost and expense, settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld, delayed or conditioned. The parties intend that all indemnification claims be made as promptly as practicable.

         (b) If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, the Indemnifying Party will deliver, within ten (10) Business Days after the receipt of such written notice, a written objection to such claim and written specifications in reasonable detail, if


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

              known, of the aspects or details objected to, and the grounds for such objection. If a claim, including the amount thereof, by an Indemnified Party is expressly admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, will have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any Subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

8.5      Indemnification Limits.

         (a) Subject to the remainder of this Section 8.5 and except for fraud and except for the rights of Stockholders' Representative pursuant to Article 10, the indemnification provisions set forth in this
              Article 8 shall be the sole and exclusive remedy for the Indemnified Party for a breach of any representation, warranty or covenant by the Indemnifying Party or for any Damages arising out of or related to this Agreement and shall be in lieu of any rights the Indemnified Party may have under Applicable Law or in equity with respect to any such breaches or otherwise. Except for claims based on fraud or breach of the representations and warranties contained in Sections 2.17 (Benefit Plans), 2.20 (Environmental Compliance) and 2.22 (Tax Matters), the maximum aggregate liability of all Stockholders under Section 8.2 shall be limited to thirty percent (30%) of the Merger Consideration. The maximum liability of each particular Stockholder under Section 8.2 shall be limited to such Stockholder's Percentage Interest in each of the Escrow Fund and the Contingent Merger Consideration, if any. Except for claims based on fraud or related to the Parent's failure to make any payment due under Sections 1.8 or 1.9, the maximum aggregate liability of Parent and the Surviving Corporation under Section 8.3 shall be limited to an amount equal to thirty percent (30%) of the Merger Consideration.

         (b) Except as expressly provided otherwise herein, and subject to the provisions of Section 8.4, neither the Stockholders nor Parent, as the case may be, will be entitled to indemnification for any Damages under this Article 8 unless the aggregate of all Damages, other than Damages arising solely under clause (g) of Section 8.2, is more than Three Hundred Thousand U.S. Dollars ($300,000) (the "Basket Amount"), other than (i) Damages under clauses (d), (e) and (f) of Section 8.2 or clauses (d) and (f) of Section 8.3, which shall not be subject to the Basket Amount and (ii) Damages arising solely under clause (g) of Section 8.2 which shall be subject to a Three Hundred Thousand U.S. Dollars ($300,000) deductible (the "Deductible Amount"). When the aggregate amount of all such Damages hereunder equals or exceeds the Basket Amount, the Parent or the Stockholders, as the case may be, will be entitled to full indemnification of all claims, including the Three Hundred Thousand U.S. Dollars ($300,000) that amounted to the Basket Amount. The parties hereto agree that the Basket Amount is not a deductible amount, nor that the Basket Amount will be deemed to be a definition of "material" for any purpose in this Agreement. In no event will any Damages under clause (g) of
              Section 8.2 be applied to the Basket Amount, unless the event that gave rise to such Damages is also a breach of a representation or warranty in this Agreement. Notwithstanding the foregoing (x) Parent Indemnitees shall not be entitled to indemnification for any individual claim that results in Damages of less than Twenty-Five Thousand Dollars, excluding for purposes of this sentence only any costs incurred by Parent Indemnitees in investigating or defending such claim, including attorneys' fees or any diminution in the value of the Company based on such claim (a "De Minimis Claim"), and (y) no De Minimis Claim shall applied to the Basket Amount or the Deductible Amount.

         (c) The parties shall make appropriate adjustments for any insurance benefits actually realized by the Indemnified Party in determining Damages for purposes of this Article 8.

         (d) In no event will Parent Indemnitees be entitled to indemnification for any liability that is reflected on the Closing Balance Sheet.

8.6 Right of Off-Set. Parent shall be entitled to set-off against any amounts otherwise payable by Parent to the Stockholders under this Agreement (including without limitation the Contingent Merger Consideration) any amounts to which Parent is entitled based on a claim for indemnification by Parent under this Article 8 (collectively, the "Set-Off Amounts") which is asserted by Parent in good faith; provided that Parent deposits any such Set-Off Amounts in an escrow account to be held by the Escrow Agent pending resolution of any such claim. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies nor limit Parent in any manner in the enforcement of any other remedies that may be available to it.

8.7 Escrow Funds. The Escrow Funds will be held in an interest-bearing escrow account as established pursuant to the Escrow Agreement for the purpose of satisfying claims by an Indemnified Party for indemnification under this Article 8 and will be released to an Indemnified Party only in accordance with the terms of the Escrow Agreement. Subject to, and in accordance with, the terms and conditions set forth in the Escrow Agreement, the Escrow Agent shall deliver or cause to be delivered to the Payment Agent the balance, if any, of the Escrow Funds.

8.8 Expenses of Stockholders' Representative. The reasonable out-of-pocket costs and expenses of the Stockholders' Representative incurred on the Stockholders' behalf in connection with this Agreement or the Escrow Agreement (including legal and other fees incurred in connection with the defense of claims under Article 8 ) shall be paid out of the Escrow Funds; provided, that in the event the Escrow Funds are insufficient or have been released pursuant to the terms of the Escrow Agreement then such costs and expenses shall be paid out of the Contingent Merger Consideration, if any.

                                   ARTICLE 9
                                   ARBITRATION

9.1 Dispute. Except for any controversy, claim or dispute arising out of the failure by any party to this Agreement to consummate the Merger and the transactions contemplated by this Agreement and subject to the last sentence of this Section 9.1, any controversy, claim or dispute of whatever nature arising between the parties under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof, whether such claim existed prior to or arises on or after the Effective Time (a "Dispute"), shall be resolved by mediation or, failing mediation, by binding arbitration. The agreement to mediate and arbitrate contained in this Article 9 shall continue in full force and effect despite the expiration, rescission or termination of this Agreement. Notwithstanding the foregoing, prior to Closing either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provision of this Agreement in any court of competent jurisdiction.

9.2 Mediation. No party shall commence an arbitration proceeding pursuant to the provisions set forth below unless such party shall first give a written notice (a "Dispute Notice") to the other parties setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes (the "CPR Procedure") in effect at the time of the Dispute. If the parties cannot agree on the selection of a mediator within twenty (20) days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

9.3      Arbitration.

         (a) If the Dispute has not been resolved by mediation as provided in Sections 9.1 and 9.2 within sixty (60) days after receipt of the Dispute Notice or such greater period as the parties may agree upon in writing, or if a party fails to participate in a mediation, then the Dispute shall be determined by binding arbitration. The arbitration shall take place in Minneapolis, Minnesota if initiated by the Stockholders' Representative and New York, New York if initiated by Parent. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date on which the Dispute Notice is sent, subject to any modifications contained in this Agreement. The Dispute shall be determined by one (1) arbitrator, except that if the Dispute involves an amount in excess of One Million Dollars ($1,000,000), exclusive of interest and costs, three (3) arbitrators shall be appointed. Persons eligible to serve as arbitrators shall be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or persons who have professional credentials similar to those persons listed on such AAA or CPR panels. The award shall be final and binding on the parties hereto and shall be in writing and include the findings of fact and conclusions of law upon which it is based.

         (b) The arbitration shall be governed by the substantive laws of the State of Minnesota, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction.

         (c) Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute. If a party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party or parties, as applicable, shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

                                   ARTICLE 10
                          STOCKHOLDERS' REPRESENTATIVE

10.1     Authorization of Stockholders' Representative.

         (a) Upon adoption of this Agreement by the board of directors of the Company and the approval of the Merger and the terms of this Agreement by the Stockholders, TherMatrx Investment Holdings LLC is hereby appointed, authorized and empowered to (i) enter into this Agreement, the Escrow Agreement, the Payment Agreement and the Security Agreement on behalf of the Stockholders and (ii) act as the Stockholders' Representative (the "Stockholders' Representative"), for the benefit of the Stockholders, in connection with and to facilitate the consummation of the transactions contemplated hereby (including, without limitation, in connection with the payment of any amounts pursuant to Sections
              1.8 and 1.9), as the exclusive agent and attorney-in-fact to act on behalf of each Stockholder with respect to this Agreement for the purposes and with the powers and authority hereinafter set forth in this Section 10.1, which shall include the power and authority:

              (i) to execute and deliver such waivers and consents in connection with this Agreement and the consummation of the transactions contemplated hereby as the Stockholders' Representative, in its sole and reasonable discretion, may deem necessary or desirable;

              (ii)   to deliver all stock certificates at the Closing;

              (iii) to collect and receive all moneys and other proceeds and property payable to the Stockholders pursuant to the terms of this Agreement, including, without limitation, amounts payable pursuant to Sections 1.8 and 1.9, subject to any applicable withholding and retention laws, to disburse and pay the same to each of the Stockholders and to the extent of, and in accordance with, their Percentage Interest in the Merger Consideration;

              (iv) as a Stockholders' Representative, to enforce and protect the rights and interests of the Stockholders (including the


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                     Stockholders'   Representative,   in  its   capacity  as  a
                     Stockholder) and to enforce and protect the rights and interests of the Stockholders' Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement, the Payment Agreement and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein and to take any and all actions which the
                     Stockholders'   Representative   believe  is  necessary  or
                     appropriate under this Agreement for and on behalf of the Stockholders, including, without limitation, defending all
                     indemnification   claims   by   Parent,    consenting   to,
                     compromising or settling indemnification claims, conducting negotiations with Parent and its representatives regarding such claims, and engaging counsel, accountants or other representatives in connection with the foregoing matters, and, in connection therewith, to (i) assert any claim or institute any action, proceeding or investigation; (ii) investigate, defend, contest or litigate any claim, action,
                     proceeding  or  investigation   initiated  by  Parent,  the
                     Surviving  Corporation  or any Person,  or by any  federal,
                     state  or  local   Governmental   Authority   against   the
                     Stockholders'    Representative    and/or    any   of   the
                     Stockholders, and receive process on behalf of any or all Stockholders or in any such claim, action, proceeding or investigation and compromise or settle on such terms as the
                     Stockholders'   Representative   shall   determine   to  be
                     appropriate, and give receipts, releases and discharges with respect to, any such claim, action, proceeding or investigation; (iii) file any proofs of debt, claims and petitions as the Stockholders' Representative may deem advisable or necessary; and (iv) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation, it being understood that the Stockholders' Representative shall not have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions;

              (v) to refrain from enforcing any right of the Stockholders or any of them and/or the Stockholders' Representative arising out of or under or in any manner relating to this Agreement, or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Stockholders' Representative, shall be deemed a waiver of any such right or interest by the Stockholders' Representative or by the Stockholders unless such waiver is in writing signed by the waiving party or by the Stockholders' Representative; and

              (vi) to make, execute, acknowledge and deliver all such other agreement, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders' Representative, in its sole and reasonable discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement, the Escrow Agreement, the


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

                     Payment Agreement and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith, including, without limitation, the execution, delivery and performance of the Escrow Agreement on behalf of the Stockholders.

         (b) The Stockholders' Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment from the consideration payable to the Stockholders of all its expenses incurred as the Stockholders' Representative. In connection with this Agreement, and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders' Representative hereunder (A) the Stockholders' Representative shall incur no responsibility whatsoever to any Stockholders by reason of any error in judgment or other act or omission performed or omitted hereunder or any such other agreement, instrument or document, excepting only responsibility for any act taken which is determined through final non-appealable judgment to constitute gross negligence or willful misconduct, and (B) the Stockholders' Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders' Representative pursuant to such advice shall in no event subject the Stockholders' Representative to liability to any Stockholders. Each Stockholder shall and hereby does indemnify, pro rata based upon each such Stockholder's Percentage Interest, the Stockholders' Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Stockholders' Representative hereunder or otherwise. The foregoing indemnification shall not be deemed exclusive of any other right to which the Stockholders' Representative may be entitled apart from the provisions hereof. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Stockholders' Representative hereunder for his or her gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from the Stockholders' Representative to the Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each Stockholder shall promptly deliver to the Stockholders' Representative full payment of his or her ratable share of the amount of such deficiency, in accordance with such Stockholder's Percentage Interest. Notwithstanding anything contained herein to the contrary, the Stockholders' Representative shall be entitled to set-off and direct the Payment Agent to set-off against any amounts payable by the Stockholders'
              Representative   under  this   Agreement  any  amounts  which  the
              Stockholders' Representative is entitled based on a claim for indemnification by the Stockholders' Representative from the Stockholders pursuant to this Section 10.1(b).


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


         (c) All of the indemnities, immunities and powers granted to the Stockholders' Representative under this Agreement shall survive the Closing and/or any termination of this Agreement, the Escrow Agreement and/or the Payment Agreement.

         (d) Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to Stockholders under this Agreement or the Escrow Agreement shall be asserted, brought, prosecuted or maintained only by the Stockholders' Representative. With respect to any matter contemplated by this Article 10, the Stockholders shall be bound by any determination in favor of or against the Stockholders' Representative or the terms of any settlement or release to which the Stockholders' Representative shall become a party.

         (e) Notwithstanding anything herein to the contrary, each Stockholder hereby acknowledges that none of Parent, Merger Subsidiary, nor the Company shall have any responsibility or obligation whatsoever to any Stockholder or to any other party with respect to or arising out of any actions taken or any inaction by the Stockholders' Representative and nothing contained herein shall limit or affect in any manner whatsoever the responsibilities or obligations of the Stockholders' Representative to, howsoever arising, or release the Stockholders' Representative from any liabilities with respect to, Parent, Merger Subsidiary, or the Company. The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Stockholder; and
              (ii) shall survive the delivery of an assignment by a Stockholder of the whole or any fraction of his or her interest hereunder, including his or her Percentage Interest.

         (f) Parent shall be entitled to rely in good faith upon any certification, notice, direction, request, waiver or consent given to Parent by the Stockholders' Representative (or its designated representatives).

         (g) In connection with this Agreement, and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders' Representative hereunder, the Stockholders' Representative (in its capacity as a Stockholders' Representative) shall incur no responsibility whatsoever to Parent, Merger Subsidiary, the Company, the Surviving Corporation or any Parent
              Indemnitees by reason of any error in judgment or other act or omission performed or omitted hereunder or any such other agreement, instrument or document for any Damages or otherwise. The Stockholders hereby assume full liability for any breach of this Agreement by the Stockholders' Representative (in its capacity as Stockholders' Representative) determined by a majority in interest of the Stockholders.


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

         (h) The Stockholders' Representative (in its capacity as Stockholders' Representative) shall not have any liability whatsoever to Parent, Merger Subsidiary, the Surviving Corporation, the Company, the Stockholders or any Parent Indemnitees for indemnification or otherwise pursuant to this Agreement, the Escrow Agreement, the Payment Agreement or any agreement entered into or certificate delivered in connection with the Closing or the transactions contemplated by this Agreement.

         (i)  The  Stockholders'  Representative  may resign as such upon thirty
              (30) days following the giving of prior written notice. Upon such resignation the resigning Stockholders Representative shall be fully released and relieved of all duties and responsibilities under this Agreement. In the event that the Stockholders' Representative has resigned, Oracle Strategic Capital, LLC shall become the Stockholders' representative. In the event that Oracle Strategic Capital, LLC, resigns or refuses to serve as Stockholders' Representative, the Stockholders shall appoint a successor Stockholders' Representative by written consent of Stockholders holding a majority of the Percentage Interest.

         (j) Notwithstanding anything created herein to the contrary, Stockholders' Representative may, in its sole and reasonable discretion, determine not to take any action that it is authorized to do pursuant to the terms of this Agreement, and in the event the Stockholders' Representative refrains from taking such action, the Stockholders' Representative shall not be liable to any Person as a result of such inaction.

                                   ARTICLE 11
                                   DEFINITIONS

11.1 Definitions. The following terms, as used herein, have the following meanings:

         (a) "Acquisition Proposal" shall mean any inquiry, offer or proposal, or any indication of interest in making any offer or proposal, relating to (i) a possible transaction or series of related transactions pursuant to which any Person acquires 25% or more of the outstanding shares of the Company Capital Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in any Person acquiring 25% or more of the outstanding shares of the Company Capital Stock, (ii) a possible merger or other business combination involving the Company pursuant to which any Person acquires securities representing 25% or more of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination, or (iii) any other transaction pursuant to which any Person might acquire control of assets of the Company having a fair market value equal to 25% or more of the fair value of all of the consolidated assets of the Company immediately prior to such a transaction; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other transactions contemplated by this Agreement.


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

         (b) "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person, or (ii) any Person who may be deemed to be an "affiliate" under Rule 145 of the Securities Act of 1933, as amended.

         (c) "AMS Holdings" means American Medical Systems Holdings, Inc., a Delaware corporation and the parent corporation of Parent.

         (d) "Applicable Law" means, with respect to any Person, any federal, state or local common law or duty, caselaw or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental, Safety and Health Laws) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

         (e)  "Benefit  Plan"  means  all  Pension  Plans,   Welfare  Plans  and
              Compensation Plans.

         (f) "Bundled Product" means the Product and other products that are not the Product sold in a bundle of products that are priced together.

         (g) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to close.

         (h) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code, part 6 of Title I of ERISA and applicable regulations issued thereunder.

         (i) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         (j) "Company Capital Stock" means Company Common Stock and Company Preferred Stock.

         (k) "Company Common Stock" means the common stock, $.001 par value, of the Company.

         (l) "Company Preferred Stock" means the convertible preferred stock, $.001 par value, of the Company.

         (m) "Company Stock Option" means an option to purchase a share of the Company's Common Stock granted pursuant to the Company Stock Option Plan.


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

         (n) "Company Stock Option Plan" means the Company's Amended and Restated 1997 Stock Option Plan.

         (o) "Compensation Plan" means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers'
              compensation  benefits,  (iii)  each  bonus,  incentive  bonus  or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each current or deferred compensation agreement, arrangement or policy, and (vii) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company covering the employees, former employees, directors and former directors of the Company and the beneficiaries of any of them.

         (p) "Contingent Merger Consideration" shall have the meaning set forth in Section 1.9.

         (q) "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

         (r) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, without giving effect to any qualifications as to materiality or Material Adverse Effect contained in any representation or warranty contained herein, including, but not limited to, (i) interest on cash disbursements in respect of any of the foregoing at the "prime rate" as published in The Wall Street Journal, from time to time from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants, bankers and other agents of the Person incurring such expenses. The term "Damages" shall not include any punitive, exemplary or consequential damages or lost profits.

         (s) "Environmental, Safety and Health Laws" means all Applicable Laws in any way relating to Environmentally Regulated Materials, toxic torts, occupational health and safety, or the environment, including, without limitation, the Safe Drinking Water and Toxic Enforcement Act ("Proposition 65"), the Federal Resource Conservation and Recovery Act ("RCRA"), the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Federal Clean Air Act, the Federal Water Pollution Control Act, the Federal Safe Drinking Water Act, the Federal Toxic Substances Control Act ("TSCA"), the Federal National Environmental Policy Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Emergency Planning and Community
              Right to Know Act,  the  Federal  Hazard  Communication  Act,  the


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

              Federal Occupational Safety and Health Act, any requirements promulgated pursuant to these Applicable Laws, amendments, or restatements thereof or similar enactments thereof, as is now or at any time hereafter may be in effect, or any analogous foreign, state or local Applicable Laws.

         (t) "Environmental Liabilities" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties, or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

         (u) "Environmentally Regulated Material" means any element, compound, waste, pollutant, contaminant, substance, material or any mixture thereof: (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) that is defined as a "hazardous waste" or "hazardous substance," or chemicals known to cause cancer or reproductive toxicity under any Applicable Law;
              (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company; (iv) the presence of which causes a nuisance, trespass or other tortious condition; (v) the presence of which poses a hazard to the health or safety of Persons; (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs), or asbestos, (vii) that gives rise to any exposure prohibition or warning requirement under any Environmental Law; or (viii) that is otherwise regulated in any way under any Environmental Law.

         (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (w)  "ERISA  Affiliate"  means any  "person,"  within  the  meaning  of
              Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of ERISA.

         (x)  "Escrow Agent" shall have the meaning set forth in Section 1.8(a).

         (y) "Escrow Agreement" means the agreement, in substantially the form attached hereto as Exhibit D, to be entered into by and among Parent, the Stockholders' Representative and the Escrow Agent, pursuant to which a portion of the Initial Merger Consideration will be held in escrow in accordance with Section 1.8.

         (z) "Estimated Initial Merger Consideration" shall have the meaning set forth in Section 1.8(a).

         (aa) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (bb) "FDA" means the United States Food and Drug Administration.


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

         (cc) "Final Initial Merger Consideration" shall have the meaning set forth in Section 1.10(d).

         (dd) "GAAP" means generally accepted accounting principles in the United States.

         (ee) "Governmental Authority" means any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         (ff) "Group  Health Plan" means any group  health  plan,  as defined in
              Section 5000(b)(1) of the Code.

         (gg) "Guaranty" means the Guaranty, in substantially the form attached hereto as Exhibit E, executed by AMS Holdings in favor of the Stockholders' Representative.

         (hh) "HIPAA Privacy Regulations" means the regulations (Title 45, Parts 160 and 164, of the Code of Federal Regulations) issued by the U.S. Department of Health and Human Services pursuant to the Health Insurance Portability and Accountability Act of 1996.

         (ii) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         (jj) "IRS" means the Internal Revenue Service.

         (kk) "Intellectual Property" shall mean all rights in patents, patent applications, registered trademarks, commercially significant unregistered trademarks, trademark applications, service mark registrations and service mark applications, trade names, commercially significant trade dress, logos, slogans, tag lines, uniform resource locators, Internet domain names, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works), software, trade secrets, know-how, technical documentation, specifications, data, designs and other intellectual property and proprietary rights, other than off-the-shelf computer programs, used in or necessary to the conduct of the business of the Company as currently conducted.

         (ll) "Knowledge", "know", "known", and all other words of similar meaning, whether or not capitalized, when used with respect to the Company, shall mean (i) the actual knowledge of any of Charles Manker or Ed Murphy, as such knowledge has been obtained in the normal conduct of the business of the Company, and including such knowledge as either such Person would have obtained upon the exercise of reasonable diligence or (b) the actual knowledge of any of Christine Brown, as such knowledge has been obtained in the normal conduct in her area of responsibility for the business of the Company, and including such knowledge as such Person would have obtained upon the exercise of reasonable diligence in her area of responsibility for the Company.


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

         (mm) "Liability" or "Liabilities" means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or unaccrued, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company's income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable, whether or not the same is required to be accrued on the financial statements or is disclosed on the Disclosure Schedule.

         (nn) "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse claim or charge of any kind in respect of such asset.

         (oo) "Material Adverse Effect" means, with respect to any Person or any of its Subsidiaries (together as one party for purposes of this Section), an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of such party which is, or would be reasonably expected to be, materially adverse to the business, properties, working capital condition (financial or otherwise), assets or liabilities of such party and its Subsidiaries taken as a whole, other than as a result of (A) changes, conditions or events that are generally applicable to the industry in which such Person operates or the U.S. economy in general, or acts of war, armed hostilities or terrorism or (B) changes in Applicable Law or U.S. GAAP or interpretations thereof.

         (pp) "Merger Consideration" means the aggregate consideration that becomes payable to the Stockholders under this Agreement, including the Final Initial Merger Consideration and the Contingent Merger Consideration.

         (qq) "Net Initial Merger Consideration" shall have the meaning set forth in Section 1.8(a).

         (rr) "Net Product Revenues" means Parent's properly recognized consolidated aggregate gross revenues from sales of the Products during the Contingent Period, calculated in accordance with GAAP consistently applied by Parent in accordance with its audited revenue recognition policies, less (i) the sum of the following deductions paid by Parent where applicable: shipping, handling, freight and similar costs of Parent; third party commissions; sales, use or other excise or similar taxes imposed upon particular sales of the Products (excluding income taxes); customs duties; allowances or credits to customers because of rejections or returns of Product; trade or quantity discounts and fees given by Parent to distributors or customers, less (ii) the amount of such recognized revenues that are not collected by June 30, 2006. If the Closing occurs after July 5, 2004, "Net Product Revenues" shall include, for the period beginning on July 5, 2004 and ending on the Closing Date, the Company's properly recognized consolidated aggregate gross revenues from sales of the Products, calculated in accordance with GAAP consistently applied by the Company in accordance with Parent's audited revenue recognition policies, less (i) the sum of the following deductions paid by the Company where applicable: shipping, handling, freight and similar costs of the Company; third party commissions; sales, use or other excise or similar taxes imposed upon particular sales of the Products (excluding income taxes); customs duties; allowances or credits to customers because of rejections or returns of Product; trade or quantity discounts and fees given by the Company to distributors or customers, less (ii) the amount of such recognized revenues that are not collected by June 30, 2006. If Parent or its Affiliates provides a purchaser of a Product with a money-back guaranty or similar right to refund that extends more than ninety
              (90) days from the date of shipment, and the purchaser pays for such Product by June 30, 2006, such sale shall be included in "Net Product Revenues." The term "Net Product Revenues" shall not include revenue received by Parent (or any of its Affiliates) from transactions with an Affiliate of Parent, as long as any resale of Products by such Affiliate is included in Parent's consolidated revenues. Whenever a Product is sold as part of a Bundled Product, the "Net Product Revenue" for the Product resulting from such sale of such Bundled Product shall be the product of (X) the net revenues reported by Parent or its Affiliate, whichever is applicable, for such Bundled Product multiplied by (Y) a fraction, the numerator of which is the per unit average selling price of such Product and the denominator of which is the sum of the aggregate per unit average selling prices of all products, including the Product, included in such Bundled Product.

         (ss) "Payment  Agent"  shall  have the  meaning  set  forth in  Section
              1.14(a).

         (tt) "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

         (uu) "Percentage Interest" with respect to each Stockholder shall mean such Stockholder's percentage equity interest in the Company determined by dividing the number of shares of Company Common Stock owned by such Stockholder (assuming the exercise in full of all Company Stock Options and the conversion of all shares of Company Preferred Stock into Company Common Stock owned by such Stockholder), divided by the total number of outstanding shares of Company Common Stock (assuming the exercise in full of all outstanding Company Stock Options and the conversion of all outstanding shares of Company Preferred Stock into Company Common Stock), as set forth on Schedule 1.11.

         (vv) "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the Latest Balance Sheet; (v) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (vi) other Liens set forth on the Disclosure Schedule; provided, however, that, with respect to each of clauses (i) through (v), to the extent that any such Lien on any of the Company's assets arose prior to the date of the Latest Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all such Liabilities have been fully accrued or otherwise reflected on the Latest Balance Sheet. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.

         (ww) "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

         (xx) "Plan Affiliate" means, with respect to any Person, any Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

         (yy) Product" or "Products" means (a) the TherMatrx Dose Optimized Thermotherapy, consisting of a console, treatment catheter and temperature sensors, and, to the extent sold separately, the thermistor as a separate component, and (b) any products developed, modified or derived directly therefrom for the treatment of benign prostate hyperplasia that are individually covered by, or collectively part of, any claim in any valid and unexpired patent listed in Section 2.20 of the Disclosure Schedule or any patent issuing from any patent application listed in
              Section 2.20 of the Disclosure Schedule, including any divisional, continuation, reissue or reexamination thereof.

         (zz) "Properties" means any real property owned or leased by or to the Company.

         (aaa)"Scheduled Contracts" shall have the meaning set forth in Section 2.17(a).

         (bbb) "SEC" means the Securities and Exchange Commission.

         (ccc)"Security Agreement" means the agreement, in substantially the form attached hereto as Exhibit F, to be entered into by and among Parent, the Surviving Corporation and the Stockholders' Representative.

         (ddd) "Securities Act" means the Securities Act of 1933, as amended.

         (eee)"Set-Off  Amounts"  shall  have the  meaning  set forth in Section
              8.6.

         (fff)"Severance   Accruals"  means  severance  and  retention  payments
              payable to employees of the Company at or after the Closing, pursuant to (x) written agreements between the Company and such employees entered into prior to or in connection with the Closing or (y) benefit plans adopted by the Company prior to or in connection with the Closing.

         (ggg)"Stockholders" means the Persons who hold of record immediately prior to the Effective Time shares of Company Common Stock or Company Preferred Stock.

         (hhh)"Stockholders'  Representative"  has  the  meaning  set  forth  in
              Article 10.

         (iii)"Subsidiary" or "Subsidiaries" of any specified Person shall mean any corporation fifty percent (50%) or more of the outstanding capital stock of which, or any partnership, joint venture, limited liability company or other entity fifty percent (50%) or more of the ownership interests of which, is directly or indirectly owned or controlled by such specified Person, or any such corporation, partnership, joint venture, limited liability company, or other entity which may otherwise be controlled, directly or indirectly, by such Person.

         (jjj)"Superior Proposal" means an unsolicited, bona fide written Acquisition Proposal for all of the outstanding shares of the capital stock or all of the voting power of the Company which the Company's Board of Directors determines in good faith to be more favorable to the Stockholders than the Merger, after consultation with the Company's legal advisors and its financial advisor, taking into account all the terms and conditions of the Acquisition Proposal and this Agreement, and all legal, financial, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company's Board of Directors, including the Termination Fee.

         (kkk)"Tax" or "Taxes" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any

              Governmental Authority (domestic or foreign) responsible for the imposition of any such tax. The term Tax shall also include any Liability of the Company for the Taxes of any other Person under U.S. Treasury Regulations Section 1.1502-6 (or similar provisions of state, local or foreign law), as a transferee or successor by contract or otherwise.

         (lll)"Tax Return" means all returns, declarations, reports, estimates, forms, information returns and statements or other information required to be filed with respect to any Tax.

         (mmm)"Transaction Expenses" means all fees and expenses incurred by or on behalf of the Company in connection with the Merger payable to a third party including, without limitation, all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

         (nnn)"Uncollected Invoices" means any invoice issued by Parent or one of its Affiliates related to the sale of the Product that remains uncollected after payment of such invoice is due despite the commercially reasonable and good faith efforts of Parent or one of its Affiliates to collect such invoice, which shall not be less vigorous than the manner that Parent or such Affiliate attempts to collect invoices related to other products sold by Parent or such Affiliate.

         (ooo)"U.S.  Government" means the United States  Government,  including
              any  agencies,   commissions,   branches,   instrumentalities  and
              departments thereof.

         (ppp)"Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

         If to the Company prior to Closing:

                  To:      TherMatrx, Inc.
                           3675 Commercial Avenue
                           Northbrook, Illinois  60062
                           Attn: Chief Executive Officer
                           Fax: (847) 412-0066

                  With a copy to:

                           Kane Kessler, P.C.
                           1350 Avenue of the Americas, 26th Floor
                           New York, New York 10019
                           Attn: Robert L. Lawrence, Esq.
                           Fax: (212) 245-3009

         If to the Company after Closing or to the Parent or Merger Subsidiary:

                  To:      American Medical Systems, Inc.
                           10700 Bren Road West
                           Minnetonka, Minnesota 55343
                           Attn: Chief Executive Officer
                           Fax: (612) 930-6695

                  With a copy to:

                           Oppenheimer Wolff & Donnelly LLP
                           3300 Plaza VII
                           45 South Seventh Street
                           Minneapolis, Minnesota 55402
                           Attn: Thomas A. Letscher, Esq.
                           Fax: (612) 607-7100

         If to the Stockholders' Representative:

                  To:      TherMatrx Investment Holdings LLC
                           c/o Oracle Investment Management LLC
                           200 Greenwich Avenue, 3rd Floor
                           Greenwich, Connecticut  06830
                           Attn: Joel Liffman
                           Fax: (203) 862-7922


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

                  With a copies to:

                           Charles Manker
                           35 North Green Bay Road
                           Lake Forest, Illinois  60045
                           Fax: (909) 257-7809

                           and

                           Kane Kessler, P.C.
                           1350 Avenue of the Americas, 26th Floor
                           New York, New York 10019
                           Attn:  Robert L. Lawrence, Esq.
                           Fax:  (212) 245-3009

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

12.2     Amendments; No Waivers.

         (a) Subject to Applicable Law, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.3 Expenses. All costs, fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. This
         Section 12.3 shall survive the termination of this Agreement.

12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

12.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

12.6 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered via facsimile.

12.7 Entire Agreement. This Agreement (including the Disclosure Schedule, all Exhibits and Schedules and all other agreements referred to herein or therein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement, including, without limitation, the Term Sheet, dated April 15, 2004. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

12.8 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

12.9 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

12.10 Construction. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

12.11 Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Parent or Merger Subsidiary or employee or former employee of the Company or any Affiliate thereof (including any beneficiary or dependent thereof).

                     (Following Page is the Signature Page)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MEDICAL SYSTEMS, INC.            THERMATRX, INC.
a Delaware corporation                    a Delaware corporation

By:                                       By:
   ----------------------------------        -----------------------------------

Name:                                     Name:
     --------------------------------          ---------------------------------

Title:                                    Title:
      -------------------------------           --------------------------------

LEIO ACQUISITION CORP.                    THERMATRX INVESTMENT HOLDINGS LLC,
a Delaware corporation                    as a Principal Stockholder
                                          a Delaware limited liability company
By:
    ---------------------------------     By:
                                             -----------------------------------
Name:                                           Charles Manker
     --------------------------------

Title:                                    By:   Oracle Strategic Partners, L.P.
      -------------------------------

                                                By: Oracle Strategic Capital LLC

                                                By:
                                                     ---------------------------

                                                Name:
                                                      --------------------------

                                                Title:
                                                      --------------------------

THERMATRX INVESTMENT HOLDINGS LLC,        BSD MEDICAL CORPORATION, as a
as Stockholders' Representative           Principal Stockholder
a Delaware limited liability company      a Delaware corporation


 By:                                      By:
    ---------------------------------        -----------------------------------
      Charles Manker
                                          Name:
                                               ---------------------------------
By:   Oracle Strategic Partners, L.P.
                                          Title:
                                                --------------------------------
      By:  Oracle Strategic Capital LLC

      By:
         ----------------------------

      Name:
           --------------------------

Title:
      -------------------------------

                                    EXHIBITS
                                    --------

EXHIBIT A    Form of Certificate of Merger

EXHIBIT B    Certificate of Incorporation of Surviving Corporation

EXHIBIT C    Form of Letter of Resignation and Release of Claims

EXHIBIT D    Form of Escrow Agreement

EXHIBIT E    Form of Guaranty

EXHIBIT F    Form of Security Agreement


                                    SCHEDULES
                                    ---------

SCHEUDLE 1.11   Percentage Interests

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           -----

ARTICLE 1 THE MERGER; CONVERSION OF SHARES...................................1
   1.1    The Merger.........................................................1
   1.2    Effective Time.....................................................1
   1.3    Closing of the Merger..............................................1
   1.4    Effects of the Merger..............................................2
   1.5    Certificate of Incorporation of the Surviving Corporation..........2
   1.6    Bylaws of the Surviving Corporation................................2
   1.7    Directors and Officers of the Surviving Corporation................2
   1.8    Initial Merger Consideration.......................................2
   1.9    Contingent Merger Consideration....................................4
   1.10   Closing Balance Sheet..............................................6
   1.11   Cancellation and Conversion of Company Securities at the
          Effective Time.....................................................7
   1.12   Company Preferred Stock; Stock Options; and Stock
          Appreciation Rights................................................8
   1.13   Dissenting Shares..................................................8
   1.14   Payment Procedure; Exchange of Certificates........................9

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................11
   2.1    Corporate Organization and Power..................................11
   2.2    Authorization.....................................................11
   2.3    Capitalization of the Company.....................................12
   2.4    Non-Contravention.................................................12
   2.5    Consents and Approvals............................................13
   2.6    Financial Statements; Undisclosed Liabilities.....................13
   2.7    Absence of Certain Changes........................................14
   2.8    Assets and Properties.............................................15
   2.9    Manufacturing and Marketing Rights................................16
   2.10   FDA and Regulatory Matters........................................16
   2.11   Reimbursement/Billing.............................................18
   2.12   Compliance with Applicable Laws...................................19
   2.13   Permits...........................................................19
   2.14   Inventories.......................................................19
   2.15   Receivables.......................................................20
   2.16   Litigation........................................................20
   2.17   Contracts.........................................................20
   2.18   Benefit Plans.....................................................22
   2.19   Labor and Employment Matters......................................25
   2.20   Intellectual Property.............................................26
   2.21   Environmental Compliance..........................................27
   2.22   Insurance.........................................................28

   2.23   Tax Matters.......................................................28
   2.24   Bank Accounts; Powers of Attorney.................................31
   2.25   Orders, Commitments and Returns...................................31
   2.26   Product Liability Claims..........................................31
   2.27   Warranties........................................................31
   2.28   Relations with Suppliers and Customers............................32
   2.29   Indemnification Obligations.......................................32
   2.30   Absence of Certain Business Practices.............................32
   2.31   Brokers...........................................................32
   2.32   Minute Books......................................................32
   2.33   Disclosure........................................................32
   2.34   Investigation by Parent...........................................33

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
          SUBSIDIARY........................................................33
   3.1    Corporate Existence and Power.....................................33
   3.2    Authorization.....................................................33
   3.3    Consents and Approvals............................................34
   3.4    Available Capital Resources.......................................34
   3.5    Disclosure........................................................34
   3.6    Non-Contravention.................................................34
   3.7    Brokers...........................................................35
   3.8    Litigation........................................................35
   3.9    AMS Reports; Financial Statements.................................35

ARTICLE 4 COVENANTS.........................................................36
   4.1    Conduct of the Business...........................................36
   4.2    Company's Agreements as to Specified Matters......................36
   4.3    Full Access.......................................................38
   4.4    Confidentiality...................................................38
   4.5    Filings; Consents; Removal of Objections..........................39
   4.6    Further Assurances; Cooperation; Notification.....................39
   4.7    Approval of Stockholders..........................................40
   4.8    Update Disclosure; Breaches.......................................40
   4.9    No Solicitation...................................................40
   4.10   Public Announcements..............................................41
   4.11   Preparation of Tax Returns: Tax Matters...........................42
   4.12   Post-Closing Obligations of Parent and the Surviving
          Corporation.......................................................43
   4.13   Charter and Bylaws................................................44

ARTICLE 5 CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S
          OBLIGATIONS.......................................................44
   5.1    Representations and Warranties True...............................44
   5.2    Performance.......................................................44
   5.3    Certificate of Merger.............................................45
   5.4    Estimated Closing Balance Sheet...................................45
   5.5    Required Approvals and Consents...................................45

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   5.6    No Proceeding or Litigation.......................................46
   5.10   Other Receipts; Good Standing.....................................46
   5.11   Opinions of Company Counsel.......................................46
   5.12   Escrow Agreement..................................................46
   5.13   Dissenting Shares.................................................46
   5.14   Officer and Director Releases.....................................46
   5.15   Principal Stockholder Releases....................................46
   5.16   MRI Agreement.....................................................46
   5.17   Intellectual Property Assignment..................................46
   5.18   Release of Security Interest......................................47

ARTICLE 6 CONDITIONS TO COMPANY'S OBLIGATIONS...............................47
   6.1    Representations and Warranties True...............................47
   6.2    Performance.......................................................47
   6.3    Certificate of Merger.............................................47
   6.4    Corporate Approvals...............................................47
   6.5    No Proceeding or Litigation.......................................48
   6.6    Legislation.......................................................48
   6.7    No Material Adverse Effect........................................48
   6.8    Certificates......................................................48
   6.9    Other Receipts; Good Standing.....................................48
   6.10   Opinion of Parent Counsel.........................................48
   6.11   Escrow Agreement..................................................48
   6.12   Security Agreement................................................48
   6.13   AMS Holdings Guaranty.............................................48

ARTICLE 7 TERMINATION.......................................................49
   7.1    Methods of Termination............................................49
   7.2    Procedure Upon Termination........................................50
   7.3    Effect of Termination.............................................50
   7.4    Termination Fee...................................................50
   7.5    Non-Solicitation..................................................50

ARTICLE 8 SURVIVAL AND INDEMNIFICATION......................................51
   8.1    Survival..........................................................51
   8.2    Indemnification by Stockholders...................................51
   8.3    Indemnification by Parent.........................................52
   8.4    Claims for Indemnification........................................52
   8.5    Indemnification Limits............................................54
   8.6    Right of Off-Set..................................................55
   8.7    Escrow Funds......................................................55
   8.8    Expenses of Stockholders' Representative..........................55

ARTICLE 9 ARBITRATION.......................................................55
   9.1    Dispute...........................................................55
   9.2    Mediation.........................................................56
   9.3    Arbitration.......................................................56

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ARTICLE 10 STOCKHOLDERS' REPRESENTATIVE.....................................57
   10.1   Authorization of Stockholders' Representative.....................57

ARTICLE 11 DEFINITIONS......................................................61
   11.1   Definitions.......................................................61

ARTICLE 12 MISCELLANEOUS....................................................70
   12.1   Notices...........................................................70
   12.2   Amendments; No Waivers............................................72
   12.3   Expenses..........................................................72
   12.4   Successors and Assigns............................................73
   12.5   Governing Law.....................................................73
   12.6   Counterparts; Effectiveness.......................................73
   12.7   Entire Agreement..................................................73
   12.8   Captions..........................................................73
   12.9   Severability......................................................73
   12.10  Construction......................................................73
   12.11  Third Party Beneficiaries.........................................74


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